                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.____)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement

[ ] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           HUDSON VALLEY HOLDING CORP.
                (Name of Registrant as Specified In Its Charter)

________________________________________________________________________________
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12.

     (1)  Title of each class of securities to which transaction applies:

     ___________________________________________________________________________

     (2)  Aggregate number of securities to which transaction applies:

     ___________________________________________________________________________

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     ___________________________________________________________________________

     (4)  Proposed maximum aggregate value of transaction:

     ___________________________________________________________________________

     (5)  Total fee paid:

     ___________________________________________________________________________

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     ___________________________________________________________________________

     (2)  Form, Schedule or Registration Statement No.:

     ___________________________________________________________________________

     (3)  Filing Party:

     ___________________________________________________________________________

     (4)  Date Filed

     ___________________________________________________________________________

(HUDSON VALLEY HOLDING CORP. LOGO)

                           HUDSON VALLEY HOLDING CORP.
                                21 SCARSDALE ROAD
                             YONKERS, NEW YORK 10707

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 10, 2007

     We will hold the annual meeting of shareholders of Hudson Valley Holding Corp. a New York corporation (the "Company"), at Yonkers Raceway, 810 Yonkers Avenue, Yonkers, New York on Thursday, May 10, 2007 at 4:00 p.m., local time, for the following purposes:

     1. To elect directors of the Company to serve until the next annual meeting of shareholders.

     2. To act on the proposal to amend the Company's Certificate of Incorporation to increase the number of authorized shares of our common stock from 10,000,000 to 25,000,000.

     3. To act on the proposal to amend the Company's 2002 Stock Option Plan to increase the maximum number of option awards available under the plan from 635,000 to 1,535,000 shares of the Company's common stock.

     4. To act on such other matters as may be properly brought before the meeting or any adjournments, postponements or continuations of the meeting.

     The Board of Directors recommends that you vote:

          -    FOR the election of all of the nominees for director;

          - FOR the proposal to amend the Company's Certificate of Incorporation; and,

          -    FOR the proposal to amend the Company's 2002 Stock Option Plan.

     The Board of Directors has fixed the close of business on April 5, 2007, as the record date for the meeting. Only shareholders of record at the close of business on this date are entitled to notice of, and to vote at, the meeting or any adjournments, postponements or continuations of the meeting.

     All shareholders are invited to attend the meeting. To ensure your representation at the meeting, however, you are urged to mark, sign and return the enclosed proxy in the accompanying envelope, whether or not you expect to attend the meeting. In the event that you attend the meeting, you may vote in person even if you have returned a proxy.

     Your vote is important.

     To vote your shares, please sign, date and complete the enclosed proxy and mail it promptly in the enclosed return envelope.

     April __, 2007

                                        By Order of the Board of Directors


                                        ----------------------------------------
                                        James M. Coogan
                                        Secretary

                           HUDSON VALLEY HOLDING CORP.
                                21 SCARSDALE ROAD
                             YONKERS, NEW YORK 10707

                                 PROXY STATEMENT

     This proxy statement is furnished to you in connection with the solicitation of proxies by the Board of Directors to be used at the 2007 annual meeting of shareholders of Hudson Valley Holding Corp. (the "Company"). Copies of this proxy statement are being mailed on or about April __, 2007 to persons who were shareholders of record on April 5, 2007.

     The Company is a New York corporation founded in 1982. The Company is registered as a bank holding company under the Bank Holding Company Act of 1956.

     The Company provides financial services through its wholly-owned subsidiaries, Hudson Valley Bank ("HVB"), a New York chartered commercial bank headquartered in Westchester County, New York, and NYNB Bank ("NYNB"), a New York chartered commercial bank headquartered in Bronx County, New York (together with HVB, "the Banks"). HVB is an independent bank established in 1982. NYNB, an independent bank, is the successor to New York National Bank, a national banking association which the Company acquired effective January 1, 2006.

     The Company provides investment management services through a wholly-owned subsidiary of HVB, A.R. Schmeidler & Co., Inc.

     HVB is the primary operating subsidiary of the Company.

DATE, TIME AND PLACE OF MEETING

     We will hold the 2007 annual meeting of shareholders on Thursday, May 10, 2007, at 4:00 p.m. local time, at Yonkers Raceway, 810 Yonkers Avenue, Yonkers, New York, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

MATTERS TO BE CONSIDERED AT THE MEETING

     At the meeting, we will ask our shareholders to consider and vote upon:

          -    the election of directors to serve until our next annual meeting;

          - the proposal to amend the Company's Certificate of Incorporation to increase the number of authorized shares of our common stock from 10,000,000 to 25,000,000; and,

          -    the proposal to amend the Company's 2002 Stock Option Plan.

     The shareholders will also consider and vote upon such other matters as may properly be brought before the meeting or any adjournment, postponement or continuation thereof.

VOTE REQUIRED

     The presence, in person or by proxy, of the holders of a majority of the shares entitled to vote generally for the election of directors is necessary to constitute a quorum at the meeting. Abstentions and broker "non-votes" are counted as present and entitled to vote for purposes of determining a quorum. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary power with respect to that item and has not received instructions from the beneficial owner.

     A plurality of the votes cast by the shareholders present in person or by proxy and entitled to vote is required to elect directors. With regard to the election of directors, you may vote in favor of, or withhold your vote from, each nominee. Abstentions and broker "non-votes" will have no effect on the outcome of the election of directors.

     The affirmative vote of the holders of a majority of the Company's shares of common stock outstanding is required to approve the proposal to amend the Company's Certificate of Incorporation to increase the number of authorized shares of our common stock from 10,000,000 to 25,000,000. Since the vote of a majority of the Company's outstanding shares of common stock is required to approve the amendment, abstentions and broker "non-votes" will have the effect of a vote against the proposal.

     The affirmative vote of the holders of a majority of the shares of the Company's common stock present in person or by proxy and entitled to vote at the annual meeting is required to approve the proposal to amend the Company's 2002 Stock Option Plan to increase the maximum number of option awards available under the plan from 635,000 to 1,535,000 shares of the Company's common stock. Abstentions and broker "non-votes" will have no effect on the outcome of the vote.

VOTING OF PROXIES

     Shares of our common stock represented by properly executed proxies received in time for the meeting, unless previously revoked, will be voted at the meeting as specified by the shareholders on the proxies. If a proxy is returned without any voting instructions, the shares represented thereby will be voted in favor of the nominated slate of directors and in favor of both the proposal to amend the Company's Certificate of Incorporation to increase the number of authorized shares of our common stock from 10,000,000 to 25,000,000 and the proposal to amend the Company's 2002 Stock Option Plan, each as recommended by the Board of Directors.

REVOCABILITY OF PROXIES

     If you authorize a proxy, you have the power to revoke it at any time before it is voted. You can do so in one of three ways. First, you can send a written notice to our Vice President, Shareholder Relations at the following address stating that you would like to revoke your proxy. Second, you can complete a new proxy card and send it to our Vice President, Shareholder Relations at the following address. Third, you can attend the meeting and vote in person. You should send any written notice or new proxy card to:

                                  Wendy Croker
                      Vice President, Shareholder Relations
                           Hudson Valley Holding Corp.
                                21 Scarsdale Road
                                Yonkers, NY 10707

   You may request a new proxy card by calling Wendy Croker at (914) 961-6100.

RECORD DATE; SHAREHOLDERS ENTITLED TO VOTE; QUORUM

     Only shareholders of record at the close of business on April 5, 2007, will be entitled to receive notice of and vote at the meeting. As of the record date _____ shares of common stock were issued and outstanding. Each share of common stock is entitled to one vote on each matter on which holders of common stock are entitled to vote. A majority of the outstanding shares of common stock entitled to vote must be represented in person or by proxy at the meeting in order for a quorum to be present.

SOLICITATION OF PROXIES

     This proxy solicitation is being made by the Board of Directors, the form of which is enclosed, for the meeting. The cost of any solicitation will be borne by the Company. Our officers, directors or regular employees may communicate with shareholders personally or by mail, telephone, telegram or otherwise for the purpose of soliciting proxies. We and our authorized agents will request brokers or other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of shares held of record by these persons and will reimburse their reasonable out-of-pocket expenses in forwarding the material.

PROPOSALS OF SHAREHOLDERS AND COMMUNICATION WITH SHAREHOLDERS

     Shareholders of the Company who intend to present a proposal for action at the 2008 Annual Meeting of Shareholders of the Company, must notify the Company's management of such intention by notice, received at the Company's principal executive offices not later than [__________] for such proposal to be included in the Company's proxy statement relating to such meeting.

     The Board maintains active communication directly with shareholders. Oral and written inquiries from shareholders are responded to by the Vice President, Shareholder Relations, one of the Executive Officers or the Chairman of the Board. The Board is advised of shareholder inquiries where appropriate. The Board meets with and interacts with shareholders on an ad hoc basis and believes the existing program facilitates effective open communication with the Company's shareholders. Shareholders who wish to communicate with the Board of Directors directly may do so by writing to the Board of Directors or to any member of the Board at the Company's offices or through the HVB website at www.hudsonvalleybank.com.

     We have adopted a service approved by the Securities and Exchange Commission (the "SEC") referred to as "householding", which is designed to reduce duplicate mailings to you and to save printing and postage cost. This rule allows us to send a single set of any shareholder documents, including proxy information statement, and annual report, to any household at which multiple shareholders reside, if we believe the shareholders are members of the same family. You will continue to receive individual proxy cards for each individual shareholder.

     If a shareholder of record residing at such an address wishes to receive separate documents in the future, he or she may contact Wendy Croker, Vice President, Shareholder Relations, Hudson Valley Holding Corp., 21 Scarsdale Road, Yonkers, NY 10707; telephone (914) 961-6100; email: wcroker@hvbank.com. Your continued consent to householding will be presumed unless you notify us that you wish to receive separate documents. We will begin sending separate documents within 30 days after receipt of notice revoking consent. If you own your shares through a bank, broker or other nominee, you can request householding by contacting the nominee.

FINANCIAL STATEMENTS

     Copies of the Company's Annual Report on Form 10-K for the year ended December 31, 2006 are being delivered to shareholders together with this proxy statement. Representatives of Deloitte & Touche LLP, the Company's independent registered public accounting firm, are expected to attend the annual meeting of shareholders, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

OTHER MATTERS

     The Board of Directors knows of no matters that are expected to be presented for consideration at the meeting that are not described herein. However, if other matters properly come before the meeting, it is intended that the persons named in the accompanying proxy will vote thereon in accordance with their best judgment.

                             ELECTION OF DIRECTORS

     It is the intention of the persons named in the enclosed form of proxy to vote the shares represented by such proxy for the election of all of the nominees listed below, unless such proxy specifies otherwise. Certain information regarding each nominee is set forth in the table and text below. The number of shares, if any, beneficially owned by each nominee is listed under "Security Ownership of Certain Beneficial Owners and Management", beginning on page 31.

NOMINEES FOR THE BOARD OF DIRECTORS

     All directors of the Company serve for a term of one year, until the next annual meeting of shareholders or until their respective successors have been duly elected and qualified. All of the nominees are currently serving as directors. The following table contains the position with the Company, if any, and the principal occupation and certain other information about the nominees based on information obtained from each nominee.

                                POSITION WITH THE COMPANY                 DIRECTOR
NAME                      AGE   AND PRINCIPAL OCCUPATION                  SINCE
----                      ---   -------------------------                 --------
William E. Griffin.....    74   Mr. Griffin is an attorney and is a         1981
                                shareholder and President of Griffin,
                                Coogan & Veneruso, P.C., a law firm
                                located in Bronxville, New York. Mr.
                                Griffin has served as Chairman of the
                                Board since 1990.

James J. Landy.........    52   President and Chief Executive Officer       2000
                                of the Company since January 2001.
                                Previously, Mr. Landy served as
                                Executive Vice President of HVB and in
                                various other executive capacities with
                                HVB. He has been employed by HVB since
                                1977.

Stephen R. Brown.......    51   Senior Executive Vice President, Chief      2000
                                Financial Officer and Treasurer of the
                                Company since July 2004. Previously,
                                Mr. Brown served as Senior Executive
                                Vice President, Chief Operating Officer
                                and Chief Financial Officer of the
                                Company from January 2001 to June 2004.
                                He has been employed by HVB since 1993.

James M. Coogan........    64   Mr. Coogan is an attorney and is a          1994
                                shareholder and Vice President of
                                Griffin, Coogan & Veneruso P.C., a law
                                firm located in Bronxville, New York.
                                Mr. Coogan has served as Secretary
                                since 1997.

Bruno J. Gioffre.......    72   Mr. Gioffre is an attorney and is a         2006
                                shareholder and President and Director
                                of Gioffre & Gioffre P. C., a law firm
                                located in Purchase New York, since
                                1970. Mr. Gioffre served as Chairman of
                                Sound Federal Bank, a community bank,
                                in Westchester County, New York from
                                1997 to July 2006. Previously, Mr.
                                Gioffre was elected Rye Town Justice in
                                1966 where he served until his
                                retirement in 1999.

Gregory F. Holcombe....    45   Vice President, BMW Machinery Co.,          1999
                                Inc., an investment holding company,
                                since 1988. From 2000 to January 2006,
                                Mr. Holcombe also served as Vice
                                President of Supply Chain Management of
                                Precision Valve Corporation, a maker of
                                aerosol spray valves based in Yonkers,
                                New York.

Michael P. Maloney.....    45   Executive Vice President, Chief Banking     2006
                                Officer of HVB since October 2005. From
                                January 2001 to October 2005, Mr.
                                Maloney served as Executive Vice
                                President, Strategic Relationships and
                                Sales of HVB. He has been employed by
                                HVB since 1999.

Angelo R. Martinelli...    79   Chairman of the Board of Gazette Press,     1990
                                Inc., a printing company located in
                                Yonkers, New York since 1948.

William J. Mulrow......    51   Director of Citigroup Global Markets        2003
                                Inc., a financial services company
                                based in New York City, since October
                                2005. Mr. Mulrow is also a Managing
                                Director of Paladin Capital Group, a
                                private equity investment firm, since
                                January 2004. Previously, Mr. Mulrow
                                was Senior Vice President of Gabelli
                                Asset Management, Inc., an asset
                                management and financial services
                                company in Rye, New York from April
                                1999 to September 2005.

John A. Pratt Jr.......    76   Consultant to HVB since 1996, advising      1983
                                HVB on new business development and
                                business retention. Previously, Mr.
                                Pratt was the President and Chief
                                Executive Officer of the Company,
                                retiring in 1995.

Cecile D. Singer.......    77   Principal in Cecile D. Singer               1994
                                Consulting, a consulting firm located
                                in Yonkers, New York, specializing in
                                government relations since 1995.

Craig S. Thompson......    53   President and principal shareholder of      1988
                                Thompson Pension Employee Plans, Inc.,
                                a company located in New York City and
                                specializing in pension administration
                                and investment and insurance sales for
                                over 20 years.

EXECUTIVE OFFICERS

     Certain information with respect to executive officers of the Company and of HVB is set forth below. All executive officers are elected by the Board of Directors and serve until their successors are duly elected by the Board of Directors. Messrs. Landy and Brown serve as executive officers of both the Company and HVB, while the other individuals named below are executive officers of HVB only. Biographical information concerning executive officers who are also members of the Board of Directors is given above under the caption "Nominees for the Board of Directors".

NAME                      AGE   POSITION
----                      ---   --------
James J. Landy.........    52   President, Chief Executive Officer and Director

Stephen R. Brown.......    51   Senior Executive Vice President, Chief Financial
                                Officer, Treasurer and Director

Michael J. Gilfeather..    49   Executive Vice President, Branch Banking of HVB
                                since July 2005. From May 2001 to 2005, Mr.
                                Gilfeather was President of Home Services Shop, a
                                service company in Westchester County. Previously,
                                he was a senior manager in Retail Banking for The
                                Bank of New York since 1980.

Michael P. Goldrick....    42   Executive Vice President, Business and
                                Professional Banking of HVB since August 2005.
                                From January 2001 to August 2005, Mr. Goldrick was
                                Vice President, Middle Market Commercial Banking
                                for M&T Bank, a regional bank headquartered in New
                                York.

Daniel J. Harris.......    50   Executive Vice President and Chief Credit Officer
                                of HVB since April 2003. From March 1999 to
                                December 2002, Mr. Harris served as President,
                                Chief Executive Officer and a Director of
                                Lowestloan.com, Inc., an internet mortgage banker.

Michael P. Maloney.....    45   Executive Vice President, Chief Banking Officer of
                                HVB since October 2005. From January 2001 to
                                October 2005, Mr. Maloney served as Executive Vice
                                President, Strategic Relationships and Sales of
                                HVB. He has been employed by HVB since 1999.

Mary B. Minieri........    48   Executive Vice President and Special Assistant to
                                the President of HVB since August 2005. From March
                                2002 to August 2005, Ms. Minieri served as
                                Executive Vice President, Branch Administrator of
                                HVB. Previously, she served as Senior Vice
                                President, Branch Administrator of HVB from
                                October 1997 to February 2002. She has been
                                employed by HVB since 1989.

Vincent T. Palaia......    60   Executive Vice President and Chief Lending Officer
                                of HVB since 1997. He has been employed by HVB
                                since 1988.

Frank J. Skuthan.......    53   Executive Vice President and Marketing Director of
                                HVB since August 2000.

Christopher J. Taylor..    56   Executive Vice President and Chief Operating
                                Officer of HVB since October 2005. From March 2004
                                to April 2005, Mr. Taylor served as Chief
                                Operating Officer, Retail Banking, The Bank of New
                                York, a financial institution based in New York.
                                From January 2002 to March 2004, he served as
                                Retail Banking Sector Head, The Bank of New York.
                                Prior to this he held various management positions
                                with The Bank of New York since 1990.

THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

     Corporate Governance

     The Company's Board of Directors directly assumes responsibility for governance duties. It establishes the criteria for membership on the Company's Board of Directors and finds and recruits individuals whose experience and other qualifications will enhance the goals of the Company. In evaluating candidates for membership on the Board of Directors, the Board considers, in addition to other factors, the candidate's business experience, community service, judgment, integrity and ability to make the time commitment necessary to be an effective member of the Board. It assesses the composition and effectiveness of the Company's Board, HVB's Board, NYNB's Board and their Committees. The purpose of this corporate governance process is (i) to identify the individuals qualified to become members of the Board of Directors and to recommend the selection of the nominees for membership on the Board of Directors for election at the annual meeting of shareholders; (ii) to determine the composition of the Board and its committees; and (iii) to monitor a process to assess Board effectiveness and to develop and implement codes of ethics. Because the Board believes that this process functions effectively to achieve its purpose, the Board does not have a separate corporate governance or nominating committee.

     Shareholders may propose director candidates for consideration by the Company's Board of Directors by submitting same, in writing, to the Chairman of the Board of the Company, Hudson Valley Holding Corp., 21 Scarsdale Road, Yonkers, New York 10707. Also see "Proposals of Shareholders and Communication with Shareholders" on page 3. The Board of Directors has not adopted formal, specific minimum qualifications that must be met by a prospective nominee for a position on the Company's Board. However, the Board considers those factors outlined above, as well as other factors, in evaluating a nominee for the Company's Board.

     Although the Company's shares are not listed on the New York Stock Exchange (the "NYSE") or any other stock exchange, the Company measures the independence of its Board of Directors under the independence standards of the NYSE. Under these standards, the Board of Directors believes that Ms.

Singer and Messrs. Mulrow, Gioffre and Holcombe would meet the standards of independence for board members required for companies listed on the NYSE. The Board considered the banking relationship that exists between HVB and Ms. Singer and Messrs. Mulrow, Gioffre and Holcombe in determining each directors' independence. Since these banking products and services are provided in the normal course of business and are available on the same basis as to customers in general, the Board concluded that these relationships do not affect the directors' independence.

     The Company's Board of Directors has adopted a code of ethics for Senior Financial Officers in accordance with Item 406 of Regulation S-K promulgated by the SEC. This code of ethics can be found on HVB's website at www.hudsonvalleybank.com. The Company intends to disclose waivers from its code of ethics on the HVB website at www.hudsonvalleybank.com.

     The Company's Board of Directors convened 12 times in 2006. The Company's Board of Directors reorganized its committees making the Audit Committee a separate committee of the Board of Directors of the Company, effective June, 2006 and the Compensation and Organization Committee a separate committee of the Company's Board effective February, 2007. Other policy decisions for the Company and its subsidiaries continue to often be made by the full Board of Directors, or by a standing committee of the Board of Directors of HVB and/or the Board of NYNB. Each of the members of the Board of Directors of the Company is also a member of the Board of Directors of HVB. No director attended fewer than 75 percent of the meetings of the Board and the Committees of the Board on which he or she has served.

     The Company encourages Board members to attend the Annual Meeting of Shareholders. All Board members were in attendance at the most recent Annual Meeting of Shareholders held May 11, 2006.

     The Compensation and Organization Committee is charged with the responsibility for: conducting performance reviews of all executive officers and certain other officers of the Company and its subsidiaries; reviewing and approving all officer promotions; reviewing salary ranges by grade, staffing levels, vacancies, recruiting programs, benefit plans, pension plans and related investment performance; approving stock option plans and all grants of stock options; and reviewing the life insurance policies on executive officers. The Compensation and Organization Committee also reviews and approves personnel policies and engages consultants as required. The Committee convened 6 times in 2006. Ms. Singer and Messrs. Griffin, Holcombe, Martinelli and Thompson served as non-employee directors of this Committee, along with Messrs. Landy and Brown, the Company's 2 employee directors. Although the Company's shares are not listed on the NYSE, the Company measures the independence of its Compensation and Organization Committee under the independence standards of the NYSE. Under these standards, the Board of Directors believes that Ms. Singer and Mr. Holcombe would meet the standards of independence for Compensation and Organization Committee members for companies listed on the NYSE.

     The Compensation and Organization Committee oversees the Company's compensation programs. Our compensation programs include programs designed specifically for our executive officers, including the CEO and CFO. The Committee evaluates the performance of executive officers and makes all final compensation decisions for executive officers. The Committee utilizes independent, qualified consultants to provide research, analysis and recommendations to the Committee regarding executive officers compensation. The consultants assist the Committee in designing compensation plans, analyzing peer group comparative data, setting performance goals and determining the mix (salary, cash bonus, equity incentives) and total amount of compensation. See "Executive Compensation - Compensation Discussion and Analysis" beginning on page 9 of this Proxy Statement for more information regarding the Committee's role in determining executive compensation.

     The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities as to accounting policies and financial reporting practices of the Company and its subsidiaries, the sufficiency of auditing relative thereto and the adequacy and effectiveness of the Company's internal controls. The Committee also has responsibility for reviewing compliance with the Company's business ethics and conflict of interest policies. The Audit Committee has the responsibility for and authority to select and terminate the independent registered public accounting firm and approve their fees and expenses. The Audit

Committee operates under a written charter adopted by the Board of Directors which can be found on HVB's website at www.hudsonvalleybank.com. The Committee convened 5 times in 2006. During 2006, the Audit Committee members were Ms. Singer, Messrs. Mulrow, Coogan, Pratt and Thompson. Although the Company's shares are not listed on the NYSE, the Company measures the independence of its Audit Committee under the independence standards of the NYSE. Under these standards, the Board of Directors believes that Ms. Singer and Mr. Mulrow would meet the standards of independence for audit committee members required for companies listed on the NYSE.

     The Board of Directors is not required to designate one Committee member as a financial expert since the Company's stock is not listed on an exchange. The Board of Directors does not believe that any one member would meet the qualifications to be designated a financial expert, however, the Board of Directors believes that the Audit Committee members, collectively, based upon their experience on the Company's Board, as well as other relevant experience, possess significant understanding of the Company's financial reporting and related systems of control and are therefore effective in fulfilling their responsibilities.

AUDIT COMMITTEE REPORT

     In accordance with its written charter adopted by the Board of Directors, the Audit Committee (the "Committee"), which consists entirely of non-employee directors, assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company.

     In discharging its oversight responsibility as to the audit process, the Committee obtained from the independent registered public accounting firm a formal written statement describing all relationships between them and the Company that might bear on their independence consistent with the Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees." The Committee discussed with the independent registered public accounting firm any relationships that may impact their objectivity and independence, including fees for non-audit services, and satisfied itself as to the firm's independence.

     Pursuant to Section 404 of the Sarbanes-Oxley Act, management is required to prepare as part of the Company's 2006 Annual Report on Form 10-K a report by management on its assessment of the Company's internal control over financial reporting, including management's assessment of the effectiveness of such internal control. Deloitte & Touche LLP has issued an audit report relative to internal control over financial reporting. During the course of fiscal 2006, management regularly discussed the internal control review and assessment process with the Audit Committee, including the framework used to evaluate the effectiveness of such internal controls, and at regular intervals updated the Audit Committee on the status of this process and actions taken by management to respond to issues identified during this process. The Audit Committee also discussed this process with Deloitte & Touche LLP. Management's assessment report and the auditors' audit report are included as part of the 2006 Annual Report on Form 10-K.

     The Committee discussed and reviewed with the independent registered public accounting firm all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communications with Audit Committees" and, with and without management present, discussed and reviewed the independent auditors' audit of the financial statements. The Committee also discussed the results of the internal audit examinations.

     The Committee reviewed the audited financial statements of the Company as of and for the year ended December 31, 2006, with management and the independent registered public accounting firm. Management has the responsibility for the preparation of the Company's financial statements and the independent registered public accounting firm has responsibility for the audit of those statements.

     Based on the above-mentioned review and discussions with the independent registered public accounting firm, the Committee recommended to the Board of Directors that the Company's audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2006, for filing with the SEC. The Committee has not yet determined whether to reappoint Deloitte & Touche LLP as the Company's independent registered public accounting firm for the year ending December 31, 2007. In making its determination, the Committee will consider price, quality of service and the potential benefits of rotating accounting firms.

                                        William J. Mulrow, Chairman
                                        James M. Coogan
                                        John A. Pratt Jr.
                                        Cecile D. Singer
                                        Craig S. Thompson

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES

     Set forth below is a summary of the fees paid for the years ended December 31, 2006 and December 31, 2005 to the Company's independent registered public accounting firm, Deloitte & Touche LLP.

                          2006       2005
                        --------   --------
Audit Fees              $350,000   $250,000
Audit-related fees(1)    185,000    230,000
Tax fees(2)               84,507     71,000
                        --------   --------
Total                   $619,507   $551,000

(1) Audit of internal controls over financial reporting and other related matters

(2)  Tax fees

                                      2006      2005
                                    -------   -------
Tax return preparation and review   $52,800   $48,000
Tax consulting - tax research        22,957        --
Tax consulting - tax examinations     8,750    23,000
                                    -------   -------
                                    $84,507   $71,000

PRE-APPROVAL POLICIES

     In accordance with the procedures set forth in its charter, the Audit Committee approves in advance all audit services and permitted non-audit services (including the fees and terms of those services) to be performed for the Company by its independent registered public accounting firm. All services must be submitted to the Committee for approval in writing, generally in the form of an engagement letter, which outlines the services to be performed and the associated fees. All of the fees and services described above were pre-approved by the Audit Committee.

                             EXECUTIVE COMPENSATION
                       COMPENSATION DISCUSSION & ANALYSIS

     This is a report of the Company and our Chief Executive Officer ("CEO") and Chief Financial Officer ("CFO"). In this "Compensation Discussion and Analysis" section, the terms "we," "our," "us," refer to the Company and, when the context requires, to the CEO and the CFO.

OVERSIGHT OF EXECUTIVE COMPENSATION PROGRAM

     The Compensation and Organization Committee of our Board of Directors (the "Compensation Committee") oversees our compensation programs. Our compensation programs include programs designed specifically for our executive officers, including the CEO, CFO and other executive officers named in the Summary Compensation Table on page 21 (the "Senior Executives" or "Named Executive Officers").

     The Board of Directors established the Compensation Committee to, among other things, establish, review and approve the compensation levels of Senior Executives, evaluate the performance of Senior Executives and certain other officers and consider senior management succession issues and related matters for the Company. The objectives and the goals of the Company's compensation program are to attract, retain, motivate and reward executives capable of leading the Company in achieving its business objectives and annual goals. The Company's program is intended to reward past performance of the Senior Executives and align their long-term interests with those of our shareholders.

     The Compensation Committee has utilized independent, qualified consultants to assist them in the design and administration of the compensation programs applicable to Senior Executives and others. During 2005 and 2006, the Compensation Committee engaged Pearl, Meyer and Partners ("Pearl") to assist them in revising the compensation program to more clearly define the relationship between performance expectations and related compensation.

ROLE OF CEO AND CFO IN COMPENSATION DECISIONS

     The CEO and CFO are Directors of the Company and serve on the Compensation Committee. The CEO and CFO do not participate in the process of determining the compensation of the Board of Directors or their own compensation. The Compensation Committee, with input from the non-employee directors, determines the compensation of the CEO and CFO without the CEO's or CFO's participation or presence.

     The Compensation Committee makes all final compensation decisions for Senior Executives, including equity awards. The CEO annually reviews the performance of each Senior Executive (other than his own). The conclusions and recommendations resulting from the CEO's reviews, including proposed salary adjustments and annual award amounts, are then presented to the Compensation Committee for its consideration and approval. The Compensation Committee exercises its discretion in modifying performance recommendations presented to them. The CEO and CFO do not participate in the determination of their own compensation.

OBJECTIVES OF HUDSON VALLEY HOLDING CORP.'S COMPENSATION PROGRAMS

     We compensate Senior Executives through a combination of base salary, bonus, equity participation, retirement plans and other personal benefits designed to be competitive with comparable employers. Our underlying goal is to motivate our executives to attain their annual goals and to align management's incentives with the long-term interests of our shareholders. Our compensation setting process consists of the CEO and CFO, working together with the Compensation Committee to establish targeted total compensation for each Senior Executive and then allocating that compensation among base salary and incentive compensation, including equity incentives in the form of stock options. As this Proxy Statement indicates, we are asking shareholders to increase the number of shares reserved for issuance under the Company's 2002 Stock Option Plan. This amendment would permit additional 900,000 stock options to be awarded to Senior Executives and to employees, directors and other persons providing services to the Company.

     Our process begins with establishing individual and corporate performance objectives for Senior Executives for the year. Together, the Board of Directors and each Senior Executive establish individual and corporate performance objectives. A key performance objective has been, and remains, the attainment of annual profitability targets determined as a return on average shareholder equity. This performance target for 2006 was determined to be 18.5%. This target is established annually and is intended to result in financial performance that exceeds industry norms and, as a result, provides superior returns to our shareholders. Other performance targets are also established annually. For 2006, these included specific loan, deposit and fee income growth targets as well as expansion of the Company's branch banking network. For 2006, these targets were: loan growth of 22%, deposit growth of 11%, fee income of $11 million and the opening of at least two new branch banking offices. These targets are approved by the Board of Directors, considering current general industry trends as well as the degree of difficulty in achieving the target.

     We do not believe that it is appropriate to establish compensation levels based solely on benchmarking against peer group data. We do believe, however, that information regarding pay practices at other companies is useful in at least two respects. First, we recognize that our compensation practices must be competitive in the marketplace. Second, this marketplace information is one of the many factors that the Compensation Committee considers in assessing the reasonableness of compensation. We utilize consultants to regularly update marketplace pay practices.

     In 2006, the CEO recommended to the Compensation Committee that each Senior Executive's compensation be based primarily upon an assessment of each Senior Executive's leadership, performance and potential to enhance long-term shareholder value. We rely upon our judgment about each individual, as well as their attainment of annual performance targets, in determining the amount and mix of compensation elements and whether each particular payment or award provides an appropriate incentive and reward for the attainment of annual performance targets and for performance that sustains and enhances long-term shareholder value. Key factors affecting our judgment include: (i) performance compared to the financial, operational and strategic goals established for the Senior Executive at the beginning of the year; (ii) nature, scope and level of responsibilities; and (iii) contribution to the Company's financial results, particularly with respect to return on equity.

     The Compensation Committee met 6 times in 2006 to discuss, analyze, approve and recommend to the Board certain compensation matters for the Senior Executives and the non-employees directors.

     COMPENSATION CONSULTANT

     In 2005, the Company and the Compensation Committee engaged a third party compensation consultant, Pearl Meyers and Partners ("Pearl"), to provide research, analysis and recommendations to the Compensation Committee regarding Senior Executives' and other officers' compensation for 2006 and beyond. During 2006, representatives of Pearl attended three of the Compensation Committee meetings. Further, representatives of Pearl attended numerous meetings with the Chairman of the Board and the Compensation Committee Chairperson as well as designated officers to consult on plan design.

     Pearl assisted the Compensation Committee by providing comparative market data on compensation practices and programs based on an analysis of peer competitors. Pearl also provided guidance on industry best practices. Pearl advised the Compensation Committee in: (i) determining base salaries and annual incentive compensation for Senior Executives for 2006 and beyond; (ii) setting individual performance goals and award levels for Senior Executives for long-term incentive compensation beginning in 2006, and (iii) designing and determining individual equity grant levels for Senior Executives, consonant with Company objectives.

PEER GROUP AND COMPENSATION TARGETS

     With respect to incentive compensation to Senior Executives and total compensation of these Senior Executives, the Compensation Committee, with the assistance of Pearl, performed a comparison study of the current compensation of the Senior Executives at the Company with comparable financial institutions (the "Peer Group"). The Peer Group was used to provide a benchmark of executive compensation levels against companies that have executive positions with responsibilities similar in breadth and scope to the Company and have businesses that compete with the Company for executive talent.

     In order to remain consistent from year to year, we have determined that we will use Pearl or other independent, qualified consultants as part of our annual marketplace study. On the other hand, because some of the specific financial institutions included in the Peer Group may change their size, relevance or other pertinent factors, the Peer Group could include new or different companies in the future.

     The Compensation Committee reviews compensation data, such as the data collected from the Peer Group, prepared with the assistance of Pearl (the "Survey Data") to ensure that our total Senior Executive compensation program is competitive. The Survey Data is a compilation of compensation and other data prepared by Pearl based upon its review of the Peer Group as well as other companies that participate in banking surveys.

     The Compensation Committee, based upon the Survey Data and comparison study, determined that the Senior Executives' total compensation for the year 2006 would be targeted to the 65th percentile of the median of total compensation for respective executive officers in the Peer Group. The reason for targeting total compensation is based upon various factors including, but not limited to, establishing the appropriate mix of each element of total compensation.

OVERVIEW OF COMPENSATION PHILOSOPHY

     The Compensation Committee believes that the most effective executive compensation program is one that is designed to reward the achievement of specific annual, long-term and strategic goals by the Company. Our strategy attempts to align executives' interests with those of the shareholders by rewarding performance that attains established goals, with the ultimate objective of improving shareholder value. The Compensation Committee evaluates both performance and compensation to ensure that the Company maintains its ability to attract and retain superior employees in key positions. We strive to maintain compensation that is competitive relative to the compensation paid to similarly situated executives of our peer companies. To that end, the Compensation Committee believes executive compensation packages provided by the Company to its Senior Executives should include both cash and stock-based compensation that reward performance as measured against established goals.

     The following compensation objectives are considered in setting the compensation programs for our Senior Executives:

     - drive and reward performance which supports the Company's financial performance targets, most specifically, return on equity;

     - provide a significant percentage of total compensation that is "at-risk", or variable based on predetermined performance criteria;

     - encourage stock holdings to align the interests of Senior Executives with those of shareholders;

     - design competitive total compensation and rewards programs to enhance our ability to attract and retain knowledgeable and experienced Senior Executives; and

     - set compensation and incentive levels that reflect competitive market practices.

COMPENSATION ELEMENTS AND RATIONALE FOR PAY MIX DECISIONS

     To reward both short- and long-term performance and in furtherance of our compensation objectives noted above, our Senior Executive compensation philosophy includes the following four principles:

     (I) COMPENSATION SHOULD BE RELATED TO PERFORMANCE

     We believe that a significant portion of a Senior Executive's compensation should be tied not only to individual performance, but also to the performance of the Company measured against both financial and non-financial goals and objectives. During periods when performance meets or exceeds the established objectives, Senior Executives should be paid commensurate with their performance. When our performance does not meet key objectives, incentive award payments should be diminished.

     (II) INCENTIVE COMPENSATION SHOULD REPRESENT A MAJOR PORTION OF A SENIOR EXECUTIVE'S TOTAL COMPENSATION

     The mix between salary and short- and long-term incentives (bonus and stock options) should be appropriate so as to remain competitive in the marketplace and to significantly motivate Senior Executives to achieve performance targets. A significant portion of compensation should be paid in the form of short-term and long-term incentives, which are calculated and paid based primarily on financial measures of profitability and shareholder value creation. Senior Executives have the incentive of increasing Company profitability and shareholder return in order to earn the major portion of their compensation package.

     (III) COMPENSATION LEVELS SHOULD BE COMPETITIVE

     The Compensation Committee reviews the Survey Data to ensure that the compensation program is competitive with that provided by other comparable firms, such as the Peer Group. We believe that a competitive compensation program enhances our ability to attract and retain Senior Executives.

     (IV) INCENTIVE COMPENSATION SHOULD BALANCE SHORT-TERM AND LONG-TERM PERFORMANCE

     The Compensation Committee seeks to achieve a balance between encouraging strong short-term annual results and ensuring our long-term viability and success. To reinforce the importance of balancing these perspectives, Senior Executives will be provided both short- and long-term incentives. We provide Senior Executives and most employees with the means to become shareholders of the Company so as to share in increased value with shareholders. These opportunities are provided through stock option grants.

METRICS USED IN COMPENSATION PROGRAMS

     The Compensation Committee working with the CEO adopted a general outline of performance-based metrics for defining Senior Executive incentive compensation. These metrics (the "Performance Metrics") are defined, and their use in Senior Executive's annual compensation is described, below:

     FINANCIAL METRIC

     The Financial Metric comprises the Company's adherence to its 2006 Financial Plan (the "Financial Plan"). The Financial Plan, devised by management and approved by the Board of Directors, contains initiatives in virtually all phases of the Company's operations. The goal of the Financial Plan was to maximize shareholder value in 2006 by increasing earnings through numerous initiatives in the areas of operating efficiency, asset and liability mix, and loan and deposit growth. A significant feature of the Financial Plan related to growth in loans and deposits and the attainment of an 18.5% return on equity. For 2006, the targets for growth were: loan growth 22%, deposit growth 11% and fee income of $11 million.

     NON FINANCIAL METRIC

     The Non-Financial Metric entails the expansion of the Company's branch banking network through identifying, equipping and opening at least two new locations. We believe such branch banking expansion is important to our ability to continue to increase loans and deposits in 2006 and beyond.

COMPENSATION BENCHMARKING RELATIVE TO MARKET

     In 2006, Pearl provided the Compensation Committee with the Survey Data to assist in the review and comparison of each element of compensation for the Senior Executives. With such information, the Compensation Committee reviewed and analyzed compensation for each Senior Executive and used the Survey Data from the Peer Group as a guide to determine base salary and incentive compensation factors and weighting for determination of cash bonuses and stock option grants. The Compensation Committee targets different compensation levels for each element of compensation as described below.

REVIEW OF SENIOR EXECUTIVE PERFORMANCE

     The Compensation Committee reviews each compensation element of a Senior Executive. In each case, we take into account the scope of responsibilities and experience, and balance them against competitive salary levels. Members of the Compensation Committee have the opportunity to interact with the Senior Executives at various times during the year, which allows the Compensation Committee to form its own assessment of each individual's performance. This interaction is further supplemented by input from the Board which also regularly interacts with Senior Executives.

     Each year the CEO presents to the Compensation Committee his evaluation of each Senior Executive, which includes a review of contribution and performance over the past year, strengths, weaknesses, development plans and succession potential. Following this presentation, and a review of the Survey Data, the Compensation Committee makes its own assessments and determines the compensation for each Senior Executive.

COMPONENTS OF THE EXECUTIVE COMPENSATION PROGRAM

     We believe the total compensation and benefits program for Senior Executives should consist of the following:

     -    base salaries;

     -    annual incentive plan awards;

     -    long-term incentive compensation awards, through stock option grants;
          and

     -    retirement, health, welfare and personal benefits.

     BASE SALARIES

     Senior Executives' base salaries are generally targeted at the 65th percentile of the Survey Data. Base salaries are determined by evaluating a Senior Executive's level of responsibility and experience, the Company's performance and Survey Data.

     Adjustments to base salaries, if any, are driven primarily by Company and individual performance and comparative information from the Survey Data. Individual performance is evaluated by reviewing the Senior Executive's success in achieving business results.

     When considering the base salary of the Senior Executives for fiscal year 2006, we reviewed the compensation of comparable senior executives from the Survey Data. We also considered the Company's continuing achievement of its short-term and long-term goals:

     -    return on equity and earnings after tax goals;

     -    growth in loans and deposits;

     -    successfully manage institutional risk;

     -    expand our branch banking network; and

     -    attract, retain and develop human resource capability.

     Base Salary decisions for 2007 and beyond will reflect our success in continuing to meet these goals as well as the Performance Metrics of each Senior Executive.

     Pearl assists us with the evaluation of the Survey Data, general economic conditions and marketplace compensation trends. The Compensation Committee may then adjust base salaries for Senior Executives when:

     - the current compensation demonstrates a significant deviation from the market data;

     -    it wishes to recognize outstanding individual performance; and

     -    it wishes to recognize an increase in responsibility.

     Benchmarking and aligning base salaries is critical to a competitive compensation program. Other elements of compensation are affected by changes in base salary. Annual incentives (bonus and stock options) are targeted and paid out as a percentage of base salary. The salaries paid to the CEO, CFO and other Senior Executives during fiscal year 2006 are shown in the Summary Compensation Table on page 21.

     ANNUAL INCENTIVE CASH COMPENSATION

     The annual incentive cash compensation award provides Senior Executives with the opportunity to earn cash bonuses based on the achievement of specific Company-wide and individual performance goals. The Compensation Committee designs the annual incentive component of our compensation program to align Senior Executives' pay with our annual (short-term) performance. Incentive cash bonuses are generally paid in part in the third quarter of each year based upon performance year to date (but no more than 40% of target award) with the balance paid in the first quarter of the subsequent year.

     The Compensation Committee approves a target incentive payout as a percentage of the base salary earned during the incentive period for each Senior Executive. These target percentages are based on competitive practices for each comparable position in the Survey Data. The incentive target percentage represents the Senior Executive's annual bonus opportunity if the annual performance goals of the incentive plan are achieved.

     The incentive compensation award establishes a set of Financial and Non-Financial Metrics for each Senior Executive. These metrics are selected to drive annual performance. Each Performance Metric has a weight within the plan, and the sum of the weights is 100%. In 2006, Financial Metrics comprised 95% of the target incentive and Non-Financial Metrics comprised 5% of the target incentive. Below is a table showing the 2006 Annual Incentive Plan Weightings for Senior Executives.

                                             INCENTIVE FACTORS AND WEIGHTING (%)
                         INCENTIVE    -------------------------------------------------
                        TARGET AT %   RETURN ON   DEPOSIT    LOAN      FEE      BRANCH
NAME                     OF SALARY      EQUITY     GROWTH   GROWTH   INCOME   EXPANSION
----                    -----------   ---------   -------   ------   ------   ---------
James J. Landy               60           50         20       15       10         5
Stephen R. Brown             55           50         20       15       10         5
Michael P. Maloney           50           50         20       15       10         5
Vincent T. Palaia            50           50         15       20       10         5
Christopher J. Taylor        50           50         20       15       10         5

     Performance targets are established at levels that are achievable, but require financial performance in excess of industry norms. Each of the Senior Executives received an annual bonus based on their individual contributions to the 2006 performance.

     The amount to be paid to each Senior Executive as annual incentive for 2006 was determined by analyzing Company-wide and individual Performance Metrics and in consultation with Pearl as previously discussed. The Compensation Committee analyzes the Company's attainment of each Incentive Factor as well as the individual Senior Executives contribution to attainment of these Incentive Factors. For example, Senior Executives with individual business development goals have a more direct impact on certain Incentive Factors, such as loan and deposit growth, than do other Senior Executives with no individual business development goals. Each Incentive Factor's weighting is adjusted to reflect the actual percentage of achievement of the targets for the year. The Compensation Committee sets minimum, target and maximum levels for each component of the Performance Metrics for the annual cash incentive compensation. Payments of annual incentive compensation are based upon the achievement of such objectives for the current year. The 2006 annual cash incentive payments awarded to the Senior Executives

(awarded in two payments, in the third quarter of 2006 and in the first quarter of 2007) are shown on the Summary Compensation Table on page 21.

     For 2006, each Incentive Factor was attained by the Company and Senior Executives except, deposit growth attained was 75% of target and the branch expansion targets were not attained.

     EQUITY INCENTIVE PLAN - STOCK OPTIONS

     On May 14, 2002, our Shareholders adopted the 2002 Stock Option Plan (the "2002 Plan"). The 2002 Plan provides for the grant of equity awards to officers, directors, employees, consultants and other persons providing services to the Company.

     Our stock option program is a vital element of our drive to recruit, retain and motivate the high-potential leaders who will sustain our performance as we continue our focus on our business objectives. It also reinforces in the Company the real incentive for our employees to sustain and enhance the Company's long-term performance. The Board and the Compensation Committee believes that the superior performance of these individuals will contribute significantly to the Company's future success.

     As of the date hereof, 972,600 options (adjusted for subsequent stock dividends) have been granted under the 2002 Plan. The 2002 Plan, when adopted, provided that 635,000 shares were reserved for issuance pursuant to option awards. The Board of Directors is seeking shareholder approval to increase the number of shares reserved for issuance to 1,535,000. Until an option is exercised, shares subject to options cannot be voted nor are they eligible to receive cash dividends. The Board of Directors and the Compensation Committee believes the award of options to officers, directors, employees, consultants and other persons is an important element of our compensation programs and directly ties performance rewards to the long-term growth in earnings and shareholder value. The award of options currently represents a meaningful part of annual compensation for Senior Executives. The approval of the increase in number of shares reserved for issuance under the 2002 Plan is the subject of Proposal 3 in this Proxy Statement on page 34.

     Typically, at the beginning of each year, we make annual grants of stock options to our Senior Executives and employees based upon overall Company financial performance during the prior year. Senior Executives and other employees may also receive stock options at the time they are first employed and then annually. Non-employee directors are typically granted stock options at the time they are appointed to the Board and then annually.

     Each stock option permits the Senior Executive to purchase one share of common stock from the Company at the exercise price, which is the per share fair market value of the Company stock on the date of grant. Stock options have value only to the extent the price of the Company stock on the date of exercise exceeds the exercise price. Stock options granted in 2006 will generally become exercisable in five equal annual installments beginning with the grant date. For non-employee directors, their stock options are fully vested on the date of grant. The number of stock options granted to Senior Executives and non-employee directors, and the value of these awards based on the present value of the estimated future benefit using the Black-Scholes options pricing model, are shown on the Grant of Plan-Based Awards Table on page 22. Additional information on these grants, including the number of shares subject to each grant, is also shown in the Grants of Plan-Based Awards Table.

     Stock options are granted based upon the attainment of Company-wide financial performance goals annually as well as individual performance. The Compensation Committee has established targets, represented as a percentage of salary, for the future value of stock options, awarded annually. These target values are adjusted based upon individual performance as shown in the table below:

INDIVIDUAL PERFORMANCE   PERCENTAGE OF TARGET
----------------------   --------------------
     Outstanding              125
    Above Average             105
       Standard                90
    Below Standard              0

     Various persons are involved in the stock option granting process. The Compensation Committee approves stock option grants to Senior Executives and to employees, directors and consultants of the Company. The Compensation Committee oversees our stock option practices and administration of the 2002 Plan. The Company's Corporate Controller, also its Principal Accounting Officer has established procedures that provide for consistency and accuracy in determining the fair market value of options and the expense regarding the stock option grants in compliance with SFAS No. 123(R).

     Our stock trades on a limited basis in the over-the-counter market. A significant number of our shareholders purchased their shares subject to various Stock Restriction Agreements. Pursuant to these Stock Restriction Agreements, we hold a right of first refusal if the Shareholder proposes to sell their shares to a third party. Historically, we have exercised our right of first refusal and have purchased a substantial number of the shares offered to us pursuant to the Stock Restriction Agreements. Exercising our right to repurchase such shares limits the availability of shares in public markets.

     As a result of the above limitations on shares traded in public markets, we engage an independent, qualified third party to annually evaluate our stock and establish the fair market value. We utilize the fair market value in establishing our repurchase price for shares, as well as, determining the exercise price of stock options at the date of grant. We believe this valuation method is the most appropriate in determining the fair market value of our stock. Refer to "Part II - Item 5 - Market for Registrant's Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities" in our 2006 Annual Report on Form 10-K for more information regarding our stock.

     Option grants are made at Compensation Committee meetings scheduled in advance to meet appropriate deadlines for compensation related decisions.

     There is a limited term in which the Senior Executive can exercise stock options, known as the "option term". The option term for Senior Executives is generally ten years from the date of grant. At the end of the option term, the right to purchase any unexercised options expires. Option holders generally forfeit any unvested options if their employment with us terminates.

TAX IMPLICATIONS OF EXECUTIVE COMPENSATION

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") places a limit of $1,000,000 on the amount of compensation that may be deducted by the Company in any year with respect to the CEO or any other Senior Executive unless the compensation is performance-based compensation as described in Section 162(m) and the related regulations. We have qualified certain compensation paid to Senior Executives for deductibility under Section 162(m), including (i) certain amounts paid as incentive compensation, (ii) certain compensation expense related to options granted pursuant to the Company's 2002 Plan.

     Although we have generally attempted to structure executive compensation so as to preserve deductibility, we also believe that there may be circumstances where our interests are best served by maintaining flexibility in the way compensation is provided, even if it may result in the non-deductibility of certain compensation under the Code.

     Although equity awards may be deductible for tax purposes by the Company, the accounting rules pursuant to APB 25 and SFAS No. 123(R) require that the portion of the tax benefit in excess of the financial compensation cost be recorded to paid-in-capital.

RETIREMENT, HEALTH AND WELFARE BENEFITS

     We offer a variety of health and welfare programs to all eligible employees. The Senior Executives generally are eligible for the same benefit programs on the same basis as the rest of the eligible employees. The health and welfare programs are intended to protect employees against catastrophic loss and encourage a healthy lifestyle. Our health and welfare programs include medical, pharmaceutical, dental, life insurance and accidental death and disability. The Company provides full time employees, regularly scheduled to work 30 or more hours per week, short-term disability, long-term disability and life insurance. All employees, including Senior Executives, contribute to the cost of these plans. We offer a qualified 401(k) savings and profit sharing retirement plan. All Company employees, including Senior Executives, are generally eligible for this plan. The Compensation Committee determines the contribution to the profit sharing plan and the 401(k) matching contribution annually.

SUPPLEMENTAL EMPLOYEE RETIREMENT PLAN

     The Company provides supplemental retirement benefits to certain Senior Executives and other officers. These benefits are provided through both the 1995 Supplemental Retirement Plan and the 1997 Supplemental Retirement Plan (collectively the "SERP"). These plans are not qualified for tax purposes and are available only to certain officers. Benefits under these plans are unfunded. The SERP entitles participating officers to receive supplemental retirement benefits for a period of 15 years payable on a monthly basis.

     Pursuant to the 1995 Supplemental Retirement Plan, supplemental benefits equal 75% of the officer's highest base salary in any of the last three years of employment, less any retirement plan benefits provided to him by the Company. Pursuant to the 1997 Supplemental Retirement Plan, supplemental benefits equal 60% of the average of the highest five years' annual base compensation paid to the officer during his last 10 years of employment, reduced by (1) the value of his qualified plan account as of the date of retirement; (2) the value of his 401(k) matching benefit as of the date of retirement; (3) 50% of his primary social security benefit; and (4) the value of any other retirement type benefits provided to him by the Company.

     Of the Named Executive Officers, Messrs. Landy and Palaia are participants in the 1995 Supplemental Retirement Plan, Messrs. Brown and Maloney are participants in the 1997 Supplemental Retirement Plan.

PERSONAL BENEFITS

     Each Senior Executive is provided certain additional benefits which include personal use of a company car and club membership. The value of these benefits are shown on the Summary Compensation Table on page 21 under the heading "All Other Compensation".

SEVERANCE PLAN

     The Company has no severance plan in place for any of its Senior
Executives.

EMPLOYMENT AGREEMENTS AND ARRANGEMENTS

     The Company has no employment agreements or employment arrangements in place for any of its Senior Executives.

CHANGE IN CONTROL AGREEMENTS

     We have no Change in Control Agreements with any of the Senior Executives. The SERP, provided to certain Senior Executives and certain other officers, provides for the acceleration of a participant's age under the SERP should a change in control of the Company occur.

COMPENSATION OF SENIOR EXECUTIVES

     The base salary levels for the 2006 year for the Senior Executives were as follows: Mr. Landy, $360,000 per year; Mr. Brown, $340,000 per year; Mr. Maloney, $260,000 per year; Mr. Palaia $250,000 per year; and Mr. Taylor, $231,250 per year.

     Set forth below is information regarding compensation earned by or paid or awarded to the following Senior Executives during the year ended December 31, 2006: (i) James J. Landy, President and Chief Executive Officer of the Company;
(ii) Stephen R. Brown, Senior Executive Vice President, Chief Financial Officer and Treasurer of the Company; (iii) Michael P. Maloney, Executive Vice President, Chief Banking Officer of HVB; (iv) Vincent T. Palaia, Executive Vice President, Chief Lending Officer of HVB; and (v) Christopher J. Taylor, Executive Vice President, Chief Operating Officer of HVB.

     CHIEF EXECUTIVE OFFICER OF THE COMPANY. James J. Landy is the Company's President and Chief Executive Officer. Based upon input and analysis from the other Directors and the Compensation Committee, the total compensation for Mr. Landy in 2006 was set at $708,110. As shown on the Summary Compensation Table on page 21, Mr. Landy's 2006 base salary was $360,000. The Compensation
Committee approved incentive compensation of $194,400 for 2006. Mr. Landy received 11,000 stock options (adjusted for a 10% stock dividend) at an exercise price of $38.18 per share based upon Company and individual performance in 2005. The value of the options is $26,600 under SFAS No. 123(R). Mr. Landy received additional personal benefits of $37,969 as described in the Summary Compensation Table on page 21. We believe that the amount of Mr. Landy's total compensation in 2006 is appropriate since it is within the target set by the Compensation Committee, since he and the other Senior Executives have done an excellent job of implementing the shareholder value strategies mentioned above and his performance was rated outstanding by members of the Compensation Committee and the Board's non-employee directors. We believe that the incentive compensation paid Mr. Landy is warranted in view of Mr. Landy's performance regarding: (a) achieving certain financial based measurements of the Company, and (b) largely achieving target levels for loan and deposit growth.

     CHIEF FINANCIAL OFFICER AND TREASURER OF THE COMPANY. Stephen R. Brown is the Company's Senior Executive Vice President, Chief Financial Officer and Treasurer. Based upon input and analysis from the CEO, other directors and the Compensation Committee, the total 2006 compensation for Mr. Brown was set at $612,499. As shown on the Summary Compensation Table on page 21, Mr. Brown's 2006 base salary was $340,000. The Compensation Committee approved incentive compensation of $168,500 for 2006. Mr. Brown also received 10,670 stock options (adjusted for a 10% stock dividend) at an exercise price of $38.18 per share based upon Company and individual performance in 2005. The value of the options is $25,802 under SFAS No. 123(R). Mr. Brown received additional personal benefits of $41,372 as described in the Summary Compensation Table on page 21. We believe that the amount of Mr. Brown's total compensation in 2006 is appropriate since it is within the target set by the Compensation Committee, since he and other Senior Executives have done an excellent job of implementing the shareholder value strategies mentioned above and his performance was rated outstanding by members of the Compensation Committee and the Board's non-employee directors. We believe that the incentive compensation paid Mr. Brown is warranted in view of Mr. Brown's performance regarding: (a) achieving certain financial based measurements of the Company, and (b) largely achieving target levels for loan and deposit growth.

     CHIEF BANKING OFFICER OF THE HVB. Michael P. Maloney is Executive Vice President, Chief Banking Officer of HVB. We considered the Peer Group study and, in particular, the Company's overall financial performance as well as performance to individual loan and deposit growth targets in determining Mr. Maloney's compensation. Based upon this analysis, we set the total 2006 compensation for Mr. Maloney at $440,703. As shown on the Summary Compensation Table on page 21, Mr. Maloney's base salary was $260,000. The Compensation Committee approved incentive compensation of $125,000 for 2006. Mr. Maloney also received 3,630 stock options (adjusted for a 10% stock dividend) at an exercise price of $38.18 per share based upon Company and individual performance in 2005. The value of the options is $8,778 under SFAS No. 123(R). Mr. Maloney received additional personal benefits of $40,158 as described in the Summary Compensation Table on page 21. Mr. Maloney's total compensation is approximately the 65th percentile of overall median compensation of chief banking officers in the Peer Group, as calculated by Pearl. The Compensation Committee concluded that the total compensation provided to Mr. Maloney is warranted since Mr. Maloney, like our other Senior Executives, performed well in his performance regarding: (a) achieving certain financial based measurements of the Company, (b) largely achieving target levels for loan and deposit growth, and (c) achieving individual business development goals.

     CHIEF LENDING OFFICER OF HVB. Vincent T. Palaia is Executive Vice President, Chief Lending Officer of HVB. We considered the Peer Group study and, in particular, the Company's overall financial performance as well as performance to individual loan and deposit growth targets in determining Mr. Palaia's compensation. Based upon this analysis, we set the total 2006 compensation for Mr. Palaia at $603,152. As shown on the Summary Compensation Table on page 21, Mr. Palaia's base salary was $250,000. The Compensation Committee approved incentive compensation of $140,000 for 2006. Mr. Palaia also received 3,630 stock options (adjusted for a 10% stock dividend) at an exercise price of $38.18 per share based upon Company and individual performance in 2005. The value of the options is $8,778 under SFAS No. 123(R). Mr. Palaia received additional personal benefits of $29,913 as described in the Summary Compensation Table on page 21. Mr. Palaia's total compensation is approximately the 65th percentile of overall median compensation of chief lending officers in the Peer Group, as calculated by Pearl. The Compensation Committee concluded that the total compensation provided to Mr. Palaia is warranted since Mr. Palaia, like our other Senior Executives, performed well in his performance regarding: (a) achieving certain financial based measurements of the Company, (b) largely achieving target levels for loan and deposit growth, and (c) achieving individual business development goals.

     CHIEF OPERATING OFFICER OF HVB. Christopher J. Taylor is Executive Vice President, Chief Operating Officer of HVB. We considered the Peer Group study and, in particular, the Company's overall financial performance as well as individual performance in determining Mr. Taylor's compensation. Based upon this analysis, we set the total 2006 compensation for Mr. Taylor at $376,104. As shown on the Summary Compensation Table on page 21, Mr. Taylor's base salary was $231,250. The Compensation Committee approved incentive compensation of $115,000 for 2006. Mr. Taylor received additional personal benefits of $29,854 as described in the Summary Compensation Table on page 21. Mr. Taylor's total compensation is approximately the 65th percentile of overall median compensation of chief operating officers in the Peer Group, as calculated by Pearl. The Compensation Committee concluded that the total compensation provided to Mr. Taylor is warranted since Mr. Taylor, like our other Senior Executives, performed well in his performance regarding: (a) achieving certain financial based measurements of the Company, and (b) largely achieving target levels for loan and deposit growth.

               EXECUTIVE COMPENSATION - SUMMARY COMPENSATION TABLE

     The following table sets forth for each of the Senior Executives: (i) the dollar value of base salary and bonus earned during the year ended December 31, 2006; (ii) the aggregate grant date fair value of stock and option awards granted during the year, computed in accordance with SFAS 123 (R); (iii) the change in pension value and non-qualified supplemental retirement plan value during the year; (iv) all other compensation for the year; and (v) the dollar value of total compensation for the year.

                 SUMMARY COMPENSATION TABLE - SENIOR EXECUTIVES

                                                                     CHANGE IN
                                                                  PENSION VALUE &
                                                                    NONQUALIFIED
                                                         OPTION       DEFERRED
                                      SALARY    BONUS    AWARDS     COMPENSATION      ALL OTHER     TOTAL
NAME AND PRINCIPAL POSITION   YEAR     ($)       ($)     ($)(1)       EARNINGS      COMPENSATION     ($)
---------------------------   ----   -------   -------   ------   ---------------   ------------   -------
James J. Landy                2006   360,000   194,400   26,600       89,141(2)       37,969(4)    708,110
President and Chief
Executive Officer

Stephen R. Brown              2006   340,000   168,500   25,802       36,825(3)       41,372(5)    612,499
Senior Executive
Vice President, CFO
& Treasurer

Michael P. Maloney            2006   260,000   125,000    8,778        6,767(3)       40,158(6)    440,703
Executive Vice
President, Chief
Banking Officer of HVB

Vincent T. Palaia             2006   250,000   140,000    8,778      174,461(2)       29,913(7)    603,152
Executive Vice
President, Chief
Lending Officer of HVB

Christopher J. Taylor         2006   231,250   115,000        0            0          29,854(8)    376,104
Executive Vice
President, Chief
Operating Officer of HVB

(1) For each of the stock option grants the value shown is also included in the Company's consolidated financial statements in accordance with SFAS No. 123(R). A complete description of the SFAS No. 123(R) valuations is included in the Company's 2006 Annual Report on Form 10-K. The actual number of options granted is shown in the "Grants of Plan-Based Awards Table" included in this proxy statement on page 22.

(2) The amount shown represents the increase in the actuarial value during 2006 of the Supplemental pension benefit under the Company's 1995 Supplemental Retirement Plan.

(3) The amount shown represents the increase in the actuarial value during 2006 of the Supplemental pension benefit under the Company's 1997 Supplemental Retirement Plan.

(4) Other Compensation for Mr. Landy includes: $11,000 in employer contribution to the Company's Profit Sharing Plan; $2,170 in employer matching Contribution to the Company 401(k) Plan; $2,923 in group term life insurance premiums; $16,684 for a Company provided automobile, and $5,192 for country club dues.

(5) Other Compensation for Mr. Brown includes: $11,000 in employer contribution to the Company's Profit Sharing Plan; $2,107 in employer matching Contribution to the Company 401(k) Plan; $2,757 in group term life insurance premiums; $15,821 for a Company provided automobile, and $9,687 for country club dues.

(6) Other Compensation for Mr. Maloney includes: $11,000 in employer contribution to the Company's Profit Sharing Plan; $2,200 in employer matching Contribution to the Company 401(k) Plan; $2,097 in group term life insurance premiums; $15,174 for a Company provided automobile, and $9,687 for country club dues.

(7) Other Compensation for Mr. Palaia includes: $11,000 in employer contribution to the Company's Profit Sharing Plan; $2,200 in employer matching Contribution to the Company 401(k) Plan; $1,485 in group term life insurance premiums; $11,016 for a Company provided automobile, and $4,212 for country club dues.

(8) Other Compensation for Mr. Taylor includes: $1,587 in employer contribution to the Company's Profit Sharing Plan (eligible to participate effective October 2006); $139 in employer matching Contribution to the Company 401(k) Plan (eligible to participate effective October 2006); $1,485 in group term life insurance premiums; $11,081 for a Company provided automobile, and $15,562 for country club dues.

                           GRANT OF PLAN-BASED AWARDS

     The following table sets forth information regarding all stock option awards that were made to the Senior Executives during 2006. Disclosure on a separate line item is provided for each grant of an award made to a Named Executive Officer during the year. The information supplements the dollar value disclosure of stock option awards in the Summary Compensation Table on page 21 by providing additional details about such awards.

                   GRANTS OF PLAN-BASED AWARDS IN FISCAL 2006

                                                                EXERCISE OR BASE
                                             ALL OTHER           PRICE OF OPTION
NAME                    GRANT DATE(1)   OPTIONAWARDS (#)(2)   AWARDS (PRICE/SH)(3)
----                    -------------   -------------------   --------------------
James J. Landy            02/07/2006           11,000                $38.18
Stephen R. Brown          02/07/2006           10,670                $38.18
Michael P. Maloney        02/07/2006            3,630                $38.18
Vincent T. Palaia         02/07/2006            3,630                $38.18
Christopher J. Taylor        n/a                    0                $    0

(1) All options vest 20% on the grant date with the remainder vesting 20% per year over a four-year period

(2) The number of shares underlying options and the exercise price were adjusted to reflect a 10% stock dividend in December 2006

(3) We engage an independent, qualified third party to annually evaluate our stock and establish the fair market value, which we utilize in determining the exercise price at the grant date. Refer to "Equity Incentive Plan - Stock Options" on page 16.

                  OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

     The following table sets forth information on outstanding stock option and awards held by the Senior Executives at December 31, 2006, including the number of shares underlying both exercisable and unexercisable portions of each stock option as well as the exercise price and the expiration date of each outstanding option.

         OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2006 YEAR-END TABLE -
                               EXECUTIVE OFFICERS

                                                  Option Awards(1)
                        --------------------------------------------------------------------
                                                          Equity
                         Number of                    incentive plan
                        securities      Number of      awards: number
                        underlying      securities     of securities
                        unexercised     underlying      underlying      Option
                          options      unexercised      unexercised    exercise      Option
                            (#)        options (#)    earned options     price    expiration
Name                    exercisable   unexercisable         (#)           ($)        date
----                    -----------   -------------   --------------   --------   ----------
James J. Landy           16,105              0               0          $35.50      1/1/2012
                         14,641              0               0          $36.50      1/1/2013
                          7,986(2)       5,324(2)            0          $36.25      1/1/2014
                          4,840(2)       7,260(2)            0          $36.50      1/1/2015
                          2,200(2)       8,800(2)            0          $42.00      1/1/2016

Stephen R. Brown          4,928              0               0          $30.50      1/1/2009
                         13,148              0               0          $32.00      1/1/2010
                         15,056              0               0          $33.75      1/1/2011
                         15,621              0               0          $35.50      1/1/2012
                         14,201              0               0          $36.50      1/1/2013
                          7,743(2)       5,162(2)            0          $36.25      1/1/2014
                          4,694(2)       7,041(2)            0          $36.50      1/1/2015
                          2,134(2)       8,536(2)            0          $42.00      1/1/2016

Michael P. Maloney        4,627          1,754               0          $36.25      1/1/2014
                          3,290(2)       4,935(2)            0          $36.50      1/1/2015
                            726(2)       2,904(2)            0          $42.00      1/1/2016

Vincent T. Palaia        11,222              0               0          $32.00      1/1/2010
                         10,271              0               0          $33.75      1/1/2011
                          5,314              0               0          $35.50      1/1/2012
                          4,831              0               0          $36.50      1/1/2013
                          2,631(2)       1,754(2)            0          $36.25      1/1/2014
                          1,596(2)       2,394(2)            0          $36.50      1/1/2015
                            726(2)       2,904(2)            0          $42.00      1/1/2016

Christopher J. Taylor     2,420(2)       3,630(2)            0          $45.25    10/24/2015

(1) the number of shares underlying the options were adjusted to reflect 10% stock dividends in the month of December 1999, 2000, 2001, 2002, 2003, 2004, 2005, 2006 as applicable

(2) options vest over a period of five (5) years, with the first 20% vesting at the date of grant and 20% per year thereafter. The options are exercisable for 10 years, and expire on the date 10 years from the date of grant.

                        OPTION EXERCISES AND STOCK VESTED

                                  OPTION AWARDS
                    ----------------------------------------
                      NUMBER OF SHARES     VALUE REALIZED ON
                    ACQUIRED ON EXERCISE        EXERCISE
NAME                         (#)                  ($)
----                --------------------   -----------------
Vincent T. Palaia           2,077               $97,100

                                PENSION BENEFITS

     The Company makes available to its Senior Executives a qualified 401(k) and profit sharing retirement plan, which is available to all employees on the same terms and conditions.

     The Company provides supplemental retirement benefits to certain Senior Executives and other officers. These benefits are provided through both the 1995 Supplemental Retirement Plan and the 1997 Supplemental Retirement Plan (collectively the "SERP"). These plans are not qualified for tax purposes and are available only to certain officers. Benefits under these plans are unfunded. The SERP entitles participating officers to receive supplemental retirement benefits for a period of 15 years payable on a monthly basis.

     Of the Named Executive Officers, Messrs. Landy and Palaia are participants in the 1995 Supplemental Retirement Plan, Messrs. Brown and Maloney are participants in the 1997 Supplemental Retirement Plan.

     Pursuant to the 1995 Supplemental Retirement Plan, supplemental benefits equal 75% of the officer's highest base salary in any of the last three years of employment, less any retirement plan benefits provided to him by the Company. Pursuant to the 1997 Supplemental Retirement Plan, supplemental benefits equal 60% of the average of the highest five years' annual base compensation paid to the officer during his last 10 years of employment, reduced by (1) the value of his qualified plan account as of the date of retirement; (2) the value of his 401(k) matching benefit as of the date of retirement; (3) 50% of his primary social security benefit; and (4) the value of any other retirement type benefits provided to him by the Company.

                             PENSION BENEFITS TABLE

                                              NUMBER OF YEARS     PRESENT VALUE OF
                                             CREDITED SERVICE   ACCUMULATED BENEFIT
NAME                          PLAN NAME           (#)(1)               ($)(2)
----                     -----------------   ----------------   -------------------
James J. Landy           1995 Supplemental
                         Retirement Plan            29                332,128
Stephen R. Brown         1997 Supplemental
                         Retirement Plan            13                144,666
Michael P. Maloney       1997 Supplemental
                         Retirement Plan            13                 12,415
Vincent T. Palaia        1995 Supplemental
                         Retirement Plan            18                770,046
Christopher  J. Taylor          n/a                 --                      0

(1) Under the terms of the 1995 and 1997 Supplemental Retirement Plans, a participant must have 10 years credited service for pension benefit eligibility

(2) The amount shown represents the actuarial accumulated pension benefit using the same assumption used for financial reporting purposes in our 2006 Annual Report on Form 10-K. Retirement age is assumed to be the normal retirement age as defined in each plan. A complete description of the 1995 and 1997 Supplemental Retirement Plans is included in the 2006 Annual Report on Form 10-K

                      DISCLOSURE REGARDING TERMINATION AND
                          CHANGE IN CONTROL PROVISIONS

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

     The Company has not established any change in control, severance or employment agreements with Senior Executives pursuant to which the Senior Executives would be paid benefits following a change in control. Under the SERP, the participant's age is accelerated upon a change in control including a merger, consolidation or sale of substantially all the Company's assets. Following a change of control, each participant, with at least 10 years of service, for purposes of the SERP will be deemed to be age 60. Should the participant be terminated without cause subsequent to such transaction, the participant will be entitled to receive a percentage of the retirement benefit as follows:

AGE AT TERMINATION   NUMBER OF YEARS SERVICE   NON FORFEITURE BENEFIT
------------------   -----------------------   ----------------------
        60                 10 or more                    50%
        61                 11 or more                    60%
        62                 12 or more                    70%
        63                 13 or more                    80%
        64                 14 or more                    90%
        65                 15 or more                   100%

     Upon a change in control in which the Company is not the surviving entity, all unexercised options under the 2002 Plan would be canceled as of the effective date of the reorganization; provided, however, that the Compensation Committee shall give to an optionee, or the holder of the option(s) granted under the 2002 Plan, at least 15 days' written notice of the reorganization and during the period beginning when the optionee, or the holder of the option(s), shall have the right to exercise the unexercised option(s) under the 2002 Plan without regard to employment or directorship tenure requirements or installment exercise limitations, if any.

TERMINATION OF EMPLOYMENT DUE TO DEATH OR DISABILITY

     The Senior Executives (or their designated beneficiaries), who are participants in the SERP, are entitled to certain benefits upon death or disability (as defined in the SERP). These benefits entitle the Senior Executive or their designated beneficiary to the same retirement benefits to which the participant would be entitled at the normal retirement date.

COMPENSATION COMMITTEE REPORT

     The Compensation and Organization Committee ("Committee") of the Board of Directors has reviewed and discussed with the Company's management the Compensation Discussion and Analysis that is required by the SEC rules to be included in this Proxy Statement. Based on that review and those discussions, the Committee has recommended to the Company's Board of Directors that the Compensation Discussion and Analysis beginning on page 9 be included in this Proxy Statement.

                                        Cecile D. Singer, Chairperson
                                        Stephen R. Brown
                                        William E. Griffin
                                        Gregory F. Holcombe
                                        James J. Landy
                                        Angelo R. Martinelli
                                        Craig S. Thompson

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 2006, Ms. Singer and Messrs. Griffin, Holcombe, Martinelli and Thompson, each of whom are non-employee directors, and Messrs. Landy and Brown as employee directors, served as members of the Compensation and Organization Committee. Messrs. Griffin, Martinelli and Thompson are shareholders and officers of firms that have performed services for the Company. Mr. Thompson sold shares of the Company's common stock owned by him to the Company, and HVB has made loans to Ms. Singer and Messrs. Griffin, Brown, Holcombe, Landy, Martinelli and Thompson. See "Certain Relationships and Related Transactions," which begins on page 27. Members of the Committee who are employees do not participate in deliberations concerning their own compensation. No executive officer of the Company has served as a director or a member of a compensation committee of another company of which any member of the Committee is an executive officer.

                              DIRECTOR COMPENSATION

     The Company uses a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on the Board. In setting director compensation, the Company considers the significant amount of time that Directors expend in fulfilling their duties to the Company, the business which they refer, as well as the skill-level required by the Company of members of the Board. Employee directors (Messrs. Landy, Brown and Maloney) do not receive Directors fees.

CASH COMPENSATION PAID TO BOARD MEMBERS

     Members of the Board who are not employees of the Company are entitled to receive an annual cash retainer of $60,000 for Board membership. The Chairman of the Board receives an additional Chairman's Fee of $65,000 as well as a Company provided car and club memberships. The Audit Committee Chairman receives an additional retainer of $12,000. Directors who are members of the Loan Committee of HVB receive an additional retainer of $10,000. Directors who are members of the Boards of either NYNB or Hudson Valley Investment Corp. receive attendance fees for these subsidiaries in addition to their Company Board retainer fee. These retainer fees were approved by the Board and made effective January 1, 2006. Non-employee directors may elect to receive up to 50% of their cash compensation in the Company's common stock.

STOCK OPTION PROGRAM

     Each non-employee Director serving on the Board as of January 1, 2006, received a stock option grant during 2006 as follows: Mr. Griffin, 13,965; Mr. Coogan, 8,800; Mr. Holcombe, 9,460; Mr. Martinelli, 9,460; Mr. Mulrow, 7,260; Mr. Pratt, 9,020; Mrs. Singer, 9,020; and Mr. Thompson, 9,130. All options were granted at the fair market price of the stock on the date of grant (which the Company considered to be January 1, 2006), $38.18 in each case and have been adjusted to reflect a 10% stock dividend. Our independent registered public accounting firm advised us that the measurement date for determining the value of these option grants under SFAS No. 123(R) was June 12, 2006. In accordance with the Company's historical practice of granting options to new non-employee Directors upon appointment, Mr. Gioffre received an option grant of 1,540 options on his appointment to the Board in November, 2006 at the fair market price of the Company's stock on the grant date, or $42.50 and have been adjusted to reflect a 10% stock dividend. Options received by non-employee Directors vest immediately upon the option grant.

                           DIRECTOR COMPENSATION TABLE

     The following table discloses the cash, equity awards and other compensation earned, paid or awarded, as the case may be, to each of the Company's directors during the fiscal year ended December 31, 2006.

                                                     CHANGE IN PENSION
                                                         VALUE AND
                          FEES EARNED                   NONQUALIFED
                          OR PAID IN                      DEFERRED         ALL OTHER
                              CASH       OPTION(1)      COMPENSATION     COMPENSATION
NAME                          ($)       AWARDS ($)        EARNINGS            ($)       TOTAL $
----                      -----------   ----------   -----------------   ------------   -------
William E. Griffin(2)       135,400       61,825           77,858         40,310(8)     315,393
James M. Coogan              62,250       38,960           66,170             --        167,380
Bruno Gioffre(3)              4,250        6,818                0             --         11,068
Gregory F. Holcombe(4)       70,000       41,882           18,695          4,212(9)     134,789
Angelo R. Martinelli(5)      76,250       41,882           88,919             --        207,051
William J. Mulrow            72,000       32,142            2,896             --        107,038
John A. Pratt Jr.(6)         72,250       39,934           45,920         91,522(10)    249,626
Cecile D. Singer             70,000       39,934           57,266             --        167,200
Craig S. Thompson(7)         74,000       40,421           41,441             --        155,862

(1) For each of the stock option grants the value shown is also included in the Company's consolidated financial statements in accordance with SFAS No. 123(R). A complete description of the SFAS No. 123(R) valuations is included in the Company's 2006 Annual Report on Form 10-K.

(2) Mr. Griffin had 13,964 options outstanding at December 31, 2006, all of which were exercisable

(3) Mr. Gioffre had 1,540 options outstanding at December 31, 2006, all of which were exercisable

(4) Mr. Holcombe had 19,019 options outstanding at December 31, 2006, all of which were exercisable

(5) Mr. Martinelli had 9,460 options outstanding at December 31, 2006, all of which were exercisable

(6) Mr. Pratt had 67,096 options outstanding at December 31, 2006, all of which were exercisable

(7) Mr. Thompson had 9,130 options outstanding at December 31, 2006, all of which were exercisable

(8) Other Compensation for Mr. Griffin includes: $23,581 for a Company provided automobile, and; $16,729 for country club dues.

(9)  Other Compensation for Mr. Holcombe includes $4,212 for country club dues.

(10) Other Compensation for Mr. Pratt includes: $12,310 for a Company provide automobile,: $4,212 for county club dues, and $75,000 in business development related consulting fees.

     The Company permits directors to defer all or any portion of the directors' fees owed to them. The directors may elect to receive up to 50% of their fees in common stock of the Company.

     Directors who are not full-time employees of the Company or its subsidiaries participate in the Directors' Retirement Plan. This plan is designed to benefit all non-employee directors who serve two or more years as a director. Benefits are paid upon a director's retirement or resignation. The amount to be paid shall be the highest Basic Fee (as defined) paid to the director in any one of the three prior years to the Directors retirement. Benefits are payable for a period of up to 10 years after resignation or retirement, depending on the number of years of service as a director. Benefits under the plan are not funded. The following vesting schedule determines the annual benefit to directors:

                                PERCENTAGE OF DIRECTOR'S FEES
NUMBER OF YEARS AS A DIRECTOR     PAYABLE AT RETIREMENT AGE
-----------------------------   -----------------------------
Less than 2 years                              0%
2 years but less than 3                      5.0%
3 years but less than 4                     10.0%
4 years but less than 5                     17.5%
5 years but less than 6                     25.0%
6 years but less than 7                     32.5%
7 years but less than 8                     40.0%
8 years but less than 9                     47.5%
9 years but less than 10                    55.0%
10 years but less than 11                   62.5%
11 years but less than 12                   70.0%
12 years but less than 13                   77.5%
13 years but less than 14                   85.0%
14 years but less than 15                   92.5%
15 years or more                             100%

     Estimated annual benefits to each of the non-employee directors at normal retirement age under the Directors' Retirement Plan are: $128,000 to Mr. Griffin, $82,000 to Mr. Coogan, $233,000 to Mr. Holcombe, $71,000 to Mr. Martinelli, $171,000 to Mr. Mulrow, $81,000 to Mr. Pratt, $78,000 to Ms. Singer and $179,000 to Mr. Thompson.

     Mr. Pratt serves as a consultant to HVB on matters relating to new business and business retention. The consulting contract calls for Mr. Pratt to make between 30 and 40 calls per month to HVB's high income producing customers or to customers who have the potential to attain this status. For consulting services rendered in 2006, Mr. Pratt received a consulting fee of $75,000.

REQUIRED REPORTING OF TRANSACTIONS

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers, directors and persons beneficially owning more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the SEC, and to furnish to the Company copies of such reports. Based solely on the review of copies of the forms received, the Company believes that, during the last fiscal year, all filing requirements under Section 16(a) applicable to its officers, directors and 10% stockholders were timely, except as described below and for inadvertent late filings of Form 4s for all directors and all reporting officers of the Company relating to the annual grant of options. Form 4s reporting the option grants were filed promptly after the oversight was discovered.

     In addition there was an inadvertent late filing of a joint Form 4 for Marie A. Holcombe and Gregory F. Holcombe and a Form 4 of John P. Abplanalp reflecting a transaction of shares between these Reporting Persons in February 2006 which were each corrected by the filing of a Form 4 in July 2006 and on a Form 5 filing in February, 2007, respectively.

     There were also late filings of the Initial Report of Beneficial Ownership on Form 3 for Josephine Abplanalp and The Josephine Abplanalp Revocable Living Trust f/b/o Marie A. Holcombe u/a/d January 6, 2006 following a realignment of family holdings in February, 2006, as well as for Michael P. Goldrick a new Executive Officer of HVB. These omissions were each corrected by the filings of Form 3s in March 2007.

                              CERTAIN RELATIONSHIPS
                            AND RELATED TRANSACTIONS

LOANS TO OFFICERS, DIRECTORS AND 5% SHAREHOLDERS

     The Banks make loans to the Company's executive officers, directors and 5% Shareholders, and immediate family members or businesses with which they are associated, in the ordinary course of business. Such loans are made on the same terms and conditions, including interest rate and collateral, as those prevailing at the same time for comparable transactions with unrelated persons. None of the loans involve more than the normal risk of collectibility or present other unfavorable features. The aggregate amount outstanding for all such loans was $__________ in 2006.

STOCK RESTRICTION AGREEMENTS

     The Company has required all employees, directors and others who acquire shares of common stock from the Company to enter into Stock Restriction Agreements that give the Company a right of first refusal on any shares of common stock that the shareholder wishes to transfer. Gifts to family members, as provided in certain agreements, are not subject to the Company's right of first refusal, but the donee must enter into a Stock Restriction Agreement with the Company. Pursuant to the Stock Restriction Agreements, the Company may, but is not required to, purchase all of the shares offered upon the same terms and conditions as that offered by the prospective purchaser. The table below sets forth the aggregate number of shares and aggregate purchase price for shares purchased by the Company from executive officers, directors and beneficial owners of five percent or more of the common stock (considered together with members of their immediate family) pursuant to Stock Restriction Agreements in 2006. The table excludes data for each executive officer, director and beneficial owner whose sales to the Company aggregated less than $120,000 per annum in 2006.

                                                  STOCK PURCHASES BY THE COMPANY
                                                  ------------------------------
                                                      (SHARES/DOLLAR AMOUNT)
Michael P. Maloney ............................           2,500/$  134,375
Craig S. Thompson .............................          28,276/$1,473,145

CERTAIN OTHER RELATED PARTY TRANSACTIONS

     Messrs. Griffin and Coogan are shareholders of the law firm of Griffin, Coogan & Veneruso, P.C., which serves as the Company's general counsel. Griffin, Coogan & Veneruso, P.C. received fees approximating $1,287,000 in 2006 for legal services performed on behalf of the Company and its subsidiaries. Of this amount $382,000 was paid directly by the Company.

     Mr. Thompson is the President and principal shareholder of Thompson Pension Employee Plans, Inc., which has written life insurance policies supporting the Company's obligations under the supplemental retirement plans for executive officers. The total annual premiums approximated $398,000 in 2006.

     Mr. Martinelli is the Chairman of the Board and principal shareholder of the Gazette Press, Inc., which received fees approximating $280,000 in 2006 in exchange for printing services provided to the Company and its subsidiaries.

     Policies Regarding Transactions with Related Persons

     The Board of Directors has established and annually approves a written policy governing transactions with related persons. The Company, in the normal course of business, retains the services of various product and service providers. It is our policy to purchase appropriate and necessary products and services at competitive prices and with service quality appropriate to meet our needs. We desire to do business, whenever possible, with those individuals and businesses that are customers of ours, including related persons provided that such business transactions are concluded on an arms' length basis and comply with applicable law regarding such transactions.

     In selecting a service or product supplier, the Company considers various criteria, including:

     -    whether the provider is a customer of the Company,

     - whether the provider has previously supplied the Company with goods or services,

     - the provider's knowledge of the Company and our needs specific to the product or service to be rendered,

     -    the provider's qualifications, reputation and capability, and

     -    the total cost of the product or service to be provided.

     The Company expects that products or services provided by related persons will be of at least the same quality and competitively priced with those available from non-related persons, including consideration of the items listed above. The Company takes reasonable and appropriate steps to evaluate the pricing, quality and capability of the related person product or service provider.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the "beneficial ownership" (as that term is defined in the rules of the SEC) of the common stock as of March 1, 2007, by (a) each Named Executive Officer and member of the Board of Directors, (b) each person known to be a beneficial owner of more than five percent of the common stock and (c) all executive officers and members of the Board of Directors as a group. Persons who hold options that are exercisable within 60 days of March 1, 2007 are deemed to own, beneficially, the shares of common stock that may be acquired on the exercise of such options. Such shares are deemed outstanding for purposes of computing the number of shares owned by the person holding the option, but not for any other purpose.

                                       NUMBER OF SHARES   PERCENT OF OUTSTANDING
NAME                                    OF COMMON STOCK   SHARES OF COMMON STOCK
----                                   ----------------   ----------------------
Josephine Abplanalp(1) .............       960,228(1)              10.7%
Marie A. Holcombe(2) ...............     1,684,533(2)              18.8
James J. Veneruso(3) ...............       953,601(3)              10.6
BMW Machinery Co., Inc.(4) .........       522,050(4)               5.8
William E. Griffin .................       333,355(5)               3.7
Stephen R. Brown ...................       115,239(6)               1.3
James M. Coogan ....................       258,854(7)               2.9
Bruno J. Gioffre ...................         1,540(8)                 *
Gregory F. Holcombe(9) .............     1,684,533(9)              18.8
James J. Landy .....................       158,087(10)              1.8
Michael P. Maloney .................        36,276(11)                *
Angelo R. Martinelli ...............       210,818(12)              2.4
William J. Mulrow ..................        27,442                    *
John A. Pratt Jr ...................       161,792(13)              1.8
Cecile D. Singer ...................        91,240(14)              1.0
Craig S. Thompson ..................       208,329(15)              2.3
Vincent T. Palaia ..................       113,859(16)              1.2
Christopher J. Taylor ..............         2,420(17)                *
All directors and executive
   officers as a group
   (19 persons) ....................     2,897,549(18)             31.2%

*    Less than 1% of the outstanding shares of common stock.

(1) Includes 922,784 shares held by The Josephine Abplanalp Revocable Trust, of which Josephine Abplanalp and Marie A. Holcombe are the beneficiaries and trustees and James J. Veneruso is also a trustee.

(2) Mrs. Holcombe is the wife of Gregory F. Holcombe and the daughter of Josephine Abplanalp. The shares beneficially owned by Marie A. Holcombe and her husband, Gregory F. Holcombe, include 522,050 shares owned by BMW Machinery Co., Inc. (of which Mr. and Mrs. Holcombe are principal shareholders) 922,784 shares held by The Josephine Abplanalp Revocable Trust, 86,831 shares held in trusts for the benefit of the children of Gregory F. and Marie A. Holcombe (for which Mr. Holcombe serves as trustee), and 16,496 shares held by the Heidi Foundation Inc. (of which Mr. and Mrs. Holcombe are directors). The table also includes 5,498 shares held in trusts for the benefit of the children of Mr. and Mrs. Holcombe for which James J. Veneruso is the trustee and 2,362 shares for which Mr. Holcombe is custodian for their children and 19,019 shares which may be acquired Mr. Holcombe upon the exercise of options. 249,304 of these shares are pledged as collateral.

(3) Includes 922,784 shares held by The Josephine Abplanalp Revocable Trust for which James J. Veneruso is one of the trustees and 5,498 shares held in trusts for the benefit of the children of Mr. and Mrs. Holcombe for which James J. Veneruso is the trustee.

(4) BMW Machinery Co., Inc.'s principal shareholders are Mr. and Mrs. Holcombe. See footnote 2 above.

(5) Includes 13,964 shares which may be acquired upon the exercise of options; and 6,895 shares pledged as collateral.

(6) Includes 84,587 shares which may be acquired upon the exercise of options; and 22,049 shares pledged as collateral.

(7) Includes 58,589 shares held by the William E. Griffin Irrevocable Trust for which Mr. Coogan is the trustee.

(8)  Includes 1,540 shares which may be acquired upon the exercise of options.

(9) For information concerning Mr. Holcombe's beneficial ownership, see footnote 2 above.

(10) Includes 2,680 shares held by his son, as to which Mr. Landy disclaims beneficial ownership and 39,744 shares which may be acquired upon the exercise of options; and 24,133 shares pledged as collateral

(11) Includes 11,891 shares which may be acquired upon the exercise of options, and 22,300 shares pledged as collateral

(12) Includes 9,460 shares which may be acquired upon the exercise of options. 99,816 shares are pledged as collateral

(13) Includes 55,853 shares which may be acquired upon the exercise of options, and 29,942 shares are pledged as collateral

(14) Includes 40,867 shares pledged as collateral.

(15) Includes 104,275 shares pledged as collateral

(16) Includes 38,992 shares which may be acquired upon the exercise of options and 50,993 shares pledged as collateral

(17) Includes 2,420 shares which may be acquired upon the exercise of options.

(18) Includes 321,543 shares which may be acquired upon the exercise of options.

         PROPOSAL #2 TO AMEND THE COMPANIES CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK
                          FROM 10,000,000 TO 25,000,000

     The Board of Directors is recommending to the shareholders that the Company's Certificate of Incorporation, as amended, be amended to increase the number of authorized shares of common stock from 10 million shares to 25 million shares. The Board of Directors believes that this amendment to the Certificate of Incorporation is in the best interests of the Company and its shareholders and recommends approval of this proposal. The Certificate of Incorporation (as amended) is set forth in Exhibit A. If approved by shareholders at the Annual Meeting, the proposed amendment would become effective upon filing with the Secretary of State of New York, which will occur promptly following the Annual Meeting.

     The authorized common stock of the Company currently consists of 10 million shares, par value $0.20 per share. As of the record date there were ___________ shares issued and outstanding and ______________ treasury shares.

     The Board of Directors believes that the availability of such additional authorized common stock will provide the Company with the flexibility to issue common stock for possible future stock splits or stock dividends, if such action is determined by the Board of Directors to be advisable, or in connection with acquisitions, equity incentive plans, financings or other corporate purposes which may be identified in the future by the Board of Directors, without the possible expense or delay of a special shareholders' meeting. Upon issuance, such shares of common stock will have the same rights as the outstanding shares of common stock. Issuance of additional shares of common stock could dilute the voting rights of existing shareholders and could also dilute earnings per share and book value per share of existing shareholders. Holders of common stock have no preemptive rights, which means that current shareholders do not have a prior right to purchase any new issuance of common stock in order to maintain their proportionate ownership of common stock.

     The increased authorized shares of common stock would be available for issuance at such times and for such corporate purposes as the Board of Directors may deem advisable, without further action by the Company's shareholders.

     The proposed increase in the authorized common stock is not designed to have an anti-takeover effect. However, although the Board of Directors has no present intention of doing so, it could issue shares of common stock (within the limits imposed by applicable law) which could, depending upon the circumstances, make more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or other means, including sale or issuance to persons favorable to the Board of Directors or management or otherwise having the effect of diluting the stock ownership of a person or entity, and thereby protect the continuity of present management. The proposed amendment has been prompted by business and financial considerations and the Company is not aware of any threat of takeover or change in control. The Company currently has no firm plans or commitments involving the issuance of common stock, other than under its equity incentive plans.

     Approval of the amendment to the Company's Certificate of Incorporation requires the affirmative vote of a majority of the outstanding common stock entitled to vote at the Annual Meeting. Abstentions and broker "non-votes" would have the same effect as a vote against the amendment.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION.

            PROPOSAL 3: TO AMEND THE COMPANY'S 2002 STOCK OPTION PLAN

GENERAl

     The Board of Directors has approved for submission to the Company's shareholders an amendment to the Company's 2002 Stock Option Plan to increase the number of shares available for grant under the plan. The full text of the plan, as amended, is attached to this Proxy Statement as Exhibit B and the following description of the plan and the amendment is qualified in its entirety by reference to Exhibit B. The purposes of the plan are to provide additional incentive to officers and key employees of the Company and its subsidiaries, to motivate such officers and employees to faithfully and diligently perform their responsibilities, to attract and retain competent and dedicated individuals, and to align the interests of those officers and employees more closely with the interests of the Company's shareholders.

     On February 27, 2007, the Board of Directors approved an amendment to the plan (the "Amendment") in order to increase the number of shares of the Company's common stock available for awards under the plan from 635,000 to 1,535,000.

     Shareholder approval of the amendment to the plan requires the affirmative vote of a majority of votes cast and entitled to vote at the meeting. Abstentions and broker "non-votes" will have no effect on the outcome of the vote.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE AMENDMENT TO THE PLAN.

DESCRIPTION OF THE 2002 STOCK OPTION PLAN

     The 2002 Stock Option Plan is administered by the Compensation Committee. As of April 1, 2007, there were approximately __________ employees, directors, consultants or advisors eligible to receive options. The Compensation Committee has the sole discretion, subject to the provisions of the plan, to select those to whom options under the plan will be granted from among those eligible, the purchase price of the underlying stock, the term and vesting provisions of each option, and the number of options to be granted. The Compensation Committee has the authority to interpret and construe the plan, and any such interpretation or construction of the provisions of the plan or of any options granted under the plan is final and conclusive.

     The Company's 2002 Stock Option Plan provides for the granting of (1) non statutory stock options (also referred to as non qualified stock options) for directors, consultants or advisors who are not employees of the Company and its subsidiaries, and (2) incentive stock options and non statutory stock options to employees of the Company and its subsidiaries. Options will generally expire not later than ten years after the date on which they are granted. Options will vest at such times and in such installments as the Committee shall determine. The option price paid to the Company must be no less than the fair market value of the Company's common stock on the date of grant. As a result, options benefit the recipient only when a rising price benefits all common shareholders. Payment of the exercise price of options granted under the plan must be made in cash.

     If an option granted under the plan expires, terminates, or is cancelled for any reason, the shares of stock underlying that option become available again under the plan. No options may be exercised under the plan after the tenth anniversary of the date of the grant of the option.

     Optionees have no rights as shareholders with respect to shares of stock subject to options prior to the date of issuance of a certificate for such shares. Prior to receiving any shares of stock, the optionee must enter into a Stock Restriction Agreement with the Company.

     Common shares issued under the plan may be newly issued shares, treasury shares, reacquired shares or any combination thereof. In the event of a declaration of a stock dividend, or a reorganization, merger, consolidation, acquisition, disposition, separation, recapitalization, stock split, spin-off, combination or exchange of any shares of our common stock or like event, the number or character of the shares subject to outstanding options or the exercise price of any such option may be appropriately adjusted as deemed appropriate by the Compensation Committee.

     The Compensation Committee may at any time amend, suspend or discontinue the plan. The Compensation Committee may not alter, amend, discontinue or revoke or otherwise impair any outstanding options granted under the plan without written consent of the optionee. The Compensation Committee may not increase the number of shares reserved for options under the plan without shareholder approval.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the Federal income tax consequences of transactions under the Stock Option Plan, based on Federal income tax laws in effect on January 1, 2007. This summary is not intended to be comprehensive and does not describe state, local or foreign income tax consequences.

     No income is realized by a participant upon the grant or exercise of an incentive stock option. If shares of common stock are transferred to a participant upon the exercise of an incentive stock option, and if no disqualifying disposition of such shares is made by such participant within two years after the date of grant of the option or within one year after the transfer of such shares to such participant, then (1) upon the sale or exchange of such shares, any amount realized in excess of the option exercise price will be taxed to such participant as a long-term capital gain and any loss sustained will be treated as a long-term capital loss, and (2) no deduction will be allowed to the Company for Federal income tax purposes. The exercise of an incentive stock option will give rise to an item of tax preference that may result in alternative minimum tax liability for the participant.

     The Stock Option Plan provides that, with the Company's permission, an optionee may transfer previously owned shares to the Company to satisfy the purchase price under an option (a "Stock Swap"). Generally, if an optionee utilizes previously owned shares to purchase shares upon the exercise of a stock option, the optionee will not realize any gain upon the exchange of the old shares for the new shares and will carry over into the same number of new shares the basis and holding period for the old shares.

     If more shares are acquired than surrendered, the incremental shares received in the Stock Swap will generally be taxed as compensation income in an amount equal to their fair market value at the time of the Stock Swap. The optionee's basis in those additional shares will be their fair market value taken into account in quantifying the optionee's compensation income and the holding period for such shares will begin on the date of the Stock Swap.

     If common stock acquired upon the exercise of an incentive stock option is disposed of prior to two years after the grant date or one year after the exercise date, generally (1) the participant will realize compensation (i.e., ordinary income) in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at exercise (or if less, the amount realized on the disposition of such shares, if the shares are disposed of by sale or exchange) over the option exercise price paid for such shares, and (2) the Company will be entitled to deduct the amount of compensation income, which was taxed to the participant for Federal income tax purposes, if it complies with applicable reporting requirements (the "reporting requirements") and if the amount represents an ordinary and necessary business expense of the Company (the "ordinary and necessary test"). Any further gain (or loss) realized by the participant will be taxed as short-term or long-term capital gain (or loss), as the case may be, and will not result in any deduction by the Company.

     If an incentive stock option is exercised more than three months following the termination of employment, the exercise of the option will generally be taxed in the same manner as the exercise of a nonqualified stock option (as described below), except if the termination is due to the death or disability of the employee.

     Pursuant to the Stock Option Plan, for federal income tax purposes the options granted to non-employee directors are not incentive options under the tax code but are non-qualified stock options.

     In the case of nonqualified stock options: (1) no income is realized by the optionee at the time the option is granted; (2) the optionee realizes ordinary income at exercise in an amount equal to the difference between the option exercise price paid for the shares and the fair market value of the shares on the date of exercise; (3) the Company is entitled to a Federal income tax deduction equal to the amount of income taxed to the optionee, subject to the Company's satisfaction of the reporting requirements and the ordinary and necessary test; and (4) upon disposition of the common stock acquired by exercise of the option, appreciation (or depreciation) occurring after the date of exercise is treated as either short-term or long-term capital gain (or loss), depending on the recipient's holding period of the shares.

     Under current law, a taxpayer's net capital gain (i.e., the amount by which the taxpayer's net long-term capital gains exceed his net short-term capital losses) from a sale of shares is subject to a maximum federal income tax rate of 15% if the shares have been held for more than 12 months. Ordinary income is subject to tax at rates as high as 35%. Capital losses are currently deductible against capital gains without limitation, but are currently deductible against ordinary income in any year only to the extent of $3,000 ($1,500 in the case of a married individual filing a separate return). Capital losses which are not currently deductible by reason of the foregoing limitation may be carried forward to future years.

                                  OTHER MATTERS

     The Board of Directors is not aware of any other matters that may come before the annual meeting. However, in the event such other matters come before the meeting, it is the intention of the persons named in the proxy to vote on any such matters in accordance with the recommendation of the Board of Directors.

     Shareholders are urged to sign the enclosed proxy and return it in the enclosed envelope. The proxy is solicited on behalf of the Board of Directors.

                                        By Order of the Board of Directors


                                        ----------------------------------------
                                        James M. Coogan
                                        Secretary

Yonkers, New York
_________, 2007

A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K (WITHOUT EXHIBITS) FOR THE YEAR ENDED DECEMBER 31, 2006 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION HAS BEEN FURNISHED TO SHAREHOLDERS WITH THIS PROXY STATEMENT AND FORMS PART OF THE ANNUAL MEETING OF SHAREHOLDERS MEETING MATERIAL. ADDITIONAL COPIES ARE AVAILABLE UPON WRITTEN REQUEST ADDRESSED TO WENDY CROKER, VICE PRESIDENT, SHAREHOLDER RELATIONS, HUDSON VALLEY HOLDING CORP., 21 SCARSDALE ROAD, YONKERS, NEW YORK 10707. THE COMPANY'S ANNUAL REPORT ON FORM 10-K (WITHOUT EXHIBITS) IS ALSO AVAILABLE ON THE COMPANY'S WEBSITE AT WWW.HUDSONVALLEYBANK.COM.

                                    EXHIBIT A

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                           HUDSON VALLEY HOLDING CORP.

                Under Section 807 of the Business Corporation Law

     IT IS HEREBY CERTIFIED THAT:

1.   The name of the Corporation is:

                           HUDSON VALLEY HOLDING CORP.

2. The Certificate of Incorporation was filed by Department of State on November 15, 1982.

3. The purpose or purposes for which the corporation is formed as follows, to wit:

     To acquire by subscription, purchase or otherwise, to hold for investment or for resale, to sell, pledge, hypothecate and in all ways deal with: stocks, shares, script, bonds, consols, debentures, mortgages, notes, trust receipts, certificates of indebtedness, interim receipts and other obligations and securities of corporations.

     To do all things suitable and proper for the protection, conservation or enhancement of the value of stocks, shares, securities, evidences of indebtedness or other properties held by it, including the exercise of the right to vote thereon. To bid upon and purchase at foreclosure or at other sales, real property and rights of interests therein of all kinds.

     This corporation may purchase, acquire, hold and dispose of the stocks, shares, bonds and other evidences of indebtedness of any corporation, and issue in exchange therefor its shares, bonds or other obligations.

     To own, operate, manage, acquire and deal in property, real and personal, which may be necessary to the conduct of the business.

     Without limiting any of the purposes or powers of the corporation it shall have the power to do any one or more or all of the things set forth, and all other things likely, directly or indirectly, to promote the interests of the corporation. In the carrying on of its business it shall have the power to do any and all things and powers which a co-partnership or a natural person could do, either as a principal, agent, representative, lessor, lessee or otherwise, either alone or in conjunction with others, and in any part of the world. In addition, it shall have and exercise all rights, powers and privileges now belonging to or conferred upon corporations organized under the Business Corporation Law.

4. The office of the corporation is to be located in the City of Yonkers, County of Westchester, State of New York.

5. The aggregate number of shares which the corporation shall have authority to issue is 25,000,000 shares, at $.20 par value.

6. The Secretary of State is designated as agent of the corporation upon whom process against it may be served. The post office address to which the Secretary of State shall mail a copy of any process against the corporation served upon him is:

          Griffin, Coogan & Veneruso, P.C.
          51 Pondfield Road
          Bronxville, New York 10708

7. The corporation shall indemnify any person made, or threatened to be made, a party to an action or proceeding (other than one by or in the right of the corporation to procure a judgment in its favor), whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the corporation served in any capacity at the request of the corporation, by reason of the fact that he, his testator or intestate, was a director or officer of the corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expense, including attorney's fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

8. The corporation shall indemnify any person made, or threatened to be made, a party to an action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he, his testator or intestate, is or was a director or officer of the corporation, or its or was serving at the request of the corporation as a director or officer of any of any other corporation of any type or kind, domestic or foreign, of any partnership, joint venture, trust, employee benefit plan or other enterprise, against amounts paid in settlement and reasonable expenses, including attorney's fees, actually and necessarily incurred by him in connection with the defense or settlement of such action, or in connection with an appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation, except that no indemnification under this paragraph shall be made in respect of (1) a threatened action, or a pending action which is settled or otherwise disposed of, or (2) any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application that, is view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

9. No director of the corporation shall be held personally liable to the corporation or to its shareholders for damages for any breach of duty while acting as director, unless said breach of duty, whether an act or an omission, is found, by a judgment of a court of competent jurisdiction, or other final adjudication to have been committed in bad faith or involved intentional misconduct or a knowing violation of law, or that said director personally gained, in fact, a financial profit or other advantage to which the director was not legally entitled, or that the director's acts violated
     Section 719 of the Business Corporation Law. Nothing contained herein shall eliminate the liability of any director of the corporation for any act or omission committed before the adoption of this provision on.

10. All of the foregoing terms have previously been authorized by votes of the Board of Directors followed by votes of the holders of a majority of all outstanding shares entitled to vote therein at meetings of shareholders of the corporation.

     IN WITNESS WHEREOF, the undersigned has duly executed this certificate this __th day of May, 2007.

                                        HUDSON VALLEY HOLDING CORP.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                    EXHIBIT B

                              AMENDED AND RESTATED
                           HUDSON VALLEY HOLDING CORP.
                             2002 STOCK OPTION PLAN

1.   PURPOSE OF THE PLAN

     The purpose of the Hudson Valley Holding Corp. 2002 Stock Option Plan (the "2002 Plan") is to provide a means by which Hudson Valley Holding Corp. (the "Corporation"), through the grant of incentive stock options and nonstatutory stock options to eligible employees, directors, consultants and advisors, may attract and retain persons of ability and motivate these persons to exert their best efforts on behalf of the Corporation and any Subsidiary Corporation of the Corporation, ("Subsidiary Corporation"). For the purposes of the 2002 Plan, and any option agreement under the 2002 Plan, the term "Subsidiary Corporation" means a Subsidiary Corporation as defined by Section 424(f) of the Internal Revenue Code of 1986, as amended. It is intended that options issued under the Plan may be either incentive stock options which meet the requirements of
Section 422 of the Internal Revenue Code of 1986, as amended, or nonstatutory stock options.

2.   SHARES SUBJECT TO THE 2002 PLAN

     Subject to the provisions of Section 5B(8) of the 2002 Plan, 1,535,000 shares of the common stock of the Corporation (the "Common Stock") shall be reserved and may be optioned under the 2002 Plan. The reserved shares may be authorized and unissued shares, treasury shares, or any combination of both. Subject to the provisions of Section 5(B)8 of the 2002 Plan, if an option granted under the 2002 Plan expires, terminates or is canceled for any reason, the shares of stock representing that option shall be available again under the 2002 Plan.

3.   ADMINISTRATION OF THE 2002 PLAN

     The 2002 Plan shall be administered by the Compensation Committee of the Corporation (the "Committee"). The Committee shall have plenary authority in its sole discretion, subject to and not inconsistent with the express provisions of the 2002 Plan, to grant options; to determine the purchase price of the Common Stock covered by each option, the term of each option, the employees, directors, consultants, and advisors to whom, and the time or times at which, options shall be granted, and the number of shares to be covered by each option; to designate options as incentive stock options or nonstatutory stock options; to interpret the 2002 Plan; to prescribe, amend, and rescind rules and regulations relating to the 2002 Plan; to determine the terms and provisions of the option agreements (which need not be identical) for options granted under the 2002 Plan; and to make all other determinations deemed necessary or advisable for the administration and operation of the 2002 Plan.

     The Committee shall keep minutes of its meetings. All actions of the Committee shall be taken by a majority of its members. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all persons who have received awards, the Corporations, any Subsidiary Corporation, and all other interested persons.

4.   ELIGIBILITY AND GRANT OF OPTIONS UNDER THE 2002 PLAN

     A. Incentive stock options may be granted to any employee of the Corporation or of any Subsidiary Corporation who is a signatory to a Stock Restriction Agreement with respect to all of his or her common stock, including all stock presently owned, or hereinafter acquired. This Agreement will be substantially in the form of Exhibit "A", attached hereto. No incentive stock option may be granted to any employee who at the time of such grant owns more than 10 percent of the total combined voting power of all classes of stock of the Corporation or of any Subsidiary Corporation.

     B. Nonstatutory stock options may be granted to any employee, director, consultant, or advisor of the Corporation or of any Subsidiary Corporation and who is a signatory to a Stock Restriction Agreement with respect to all of his or her common stock, including all stock presently owned, or hereinafter acquired.

5.   TERMS AND CONDITIONS OF OPTIONS GRANTED UNDER THE 2002 PLAN

     Each option granted under the 2002 Plan shall be evidenced by a written agreement in a form determined by the Committee. Such agreement shall be subject to the following express terms and conditions, and such other terms and conditions as the Committee may deem appropriate.

     A. IDENTIFICATION OF OPTION STATUS AND OPTION PERIOD

          Each option agreement shall identify the status of the option as an incentive stock option intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended, or as a nonstatutory stock option. An incentive stock option and a nonstatutory stock option may not be granted subject to a tandem exercise arrangement. Each option agreement shall specify the period for which the option thereunder is granted and shall provide that the option shall expire at the end of such period. The period for which an option is granted may not exceed 10 years from the date of the grant of the option.

     B. EXERCISE OF OPTION

          (1) By an optionee while an Employee, Director, Consultant or Advisor. Subject to the provisions of this Section 5B of the 2002 Plan, each option shall be exercisable by an optionee while an employee, director, consultant, or advisor of the Corporation or of any Subsidiary Corporation from time to time over a period beginning on the date of the grant of the option and ending on the earliest of the expiration, termination, or cancellation of the option; provided, however, that the Committee may, by the provisions of any option agreement, limit the period of time during which the option is exercisable and limit the number of shares purchasable in any period of time during which the option is exercisable.

          (2) Exercise in the event of death or disability.

               a. Death - If an optionee under an incentive stock option dies while an employee of the Corporation or of any Subsidiary Corporation, or if an optionee under a nonstatutory stock option dies while an employee, director, consultant or advisor of the Corporation or of any Subsidiary Corporation, his or her option(s) under the 2002 Plan may be exercised by the estate of the deceased optionee or by any person who acquired such option(s) by bequest or inheritance or by reason of the death of the optionee within the twelve (12) months immediately following his or her death, and to the extent that the deceased optionee was entitled to exercise such option(s) on the date of his or her death; provided, however, that no option may be exercised after the fixed period of that option.

               b. Disability - If an optionee under an incentive stock option ceases to be an employee of the Corporation or of any Subsidiary Corporation, or if an optionee under a nonstatutory stock option ceases to be an employee, director, consultant or advisor of the Corporation or of any Subsidiary Corporation, because of a disability as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended, his or her right to exercise the options(s) under the 2002 Plan may be exercised by him or her, his or her attorney-in-fact or conservator, within the 12 months immediately following the date when he or she ceases to be an employee, director, consultant or advisor to the extent that the optionee was entitled to exercise such option(s) on the date when his or her employment with, directorship of, or engagement as a consultant or advisor by the Corporation or any Subsidiary Corporation ceases; provided, however, that no option may be exercised after the fixed period of that option and that the exercise of any incentive stock option by an attorney-in-fact or conservator of the optionee does not disqualify that option as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended.

     As to all employee/optionees, if the disability leave does not exceed 90 days, the optionee will be deemed to be in the continuous employment of his or her employer during the leave period. However, if the disability leave exceeds 90 days, the optionee will be deemed to have terminated his or her employment on the

91st day of that leave, and will not, pursuant to Section 22(e) 3, continue to accrue hours of service, unless re-employment is guaranteed by statute or contract.

          (3) Termination of Employment. If an optionee under an incentive stock option or nonstatutory stock option ceases to be an employee of the Corporation or of any Subsidiary Corporation, for any reason other than death or disability, his or her right to exercise eligible option(s) as of the date of termination under the 2002 Plan may be exercised by him or her within the 3 months immediately following the date of his or her termination of employment, or the expiration date of any mutually agreed salary continuation agreement, to the extent that the optionee was entitled to exercise such option(s) at the date of his or her termination of employment; provided, however, that no option may be exercised after the fixed period of that option; provided further, that if an optionee ceases to be an employee of the Corporation or of any Subsidiary Corporation because he or she voluntarily terminates his or her employment or because his or her employment is involuntarily terminated by the Corporation or of any Subsidiary Corporation as a result of his or her willful misconduct, as determined in the sole discretion of the Committee, all right to exercise the option(s) under the 2002 Plan shall terminate on the date his or her employment ceases.

          (4) Termination of Directorship or of Engagement as a Consultant or Advisor. If an optionee under a nonstatutory option ceases to be a director, consultant or advisor of the Corporation or of any Subsidiary Corporation for any reason other than his or her death or disability, his or her right to exercise the option(s) under the 2002 Plan may be exercised within the 3 months immediately following the date when his or her directorship terminates or when his or her engagement as a consultant or advisor terminates, to the extent that the optionee was entitled to exercise such option(s) at the date of that termination; provided, however, that no option may be exercised after the fixed period of that option; provided further, that if an optionee ceases to be a director, consultant, or advisor of the Corporation or of any Subsidiary Corporation because he or she voluntarily resigns from his or her directorship or from his or her engagement as a consultant or advisor or because he or she is removed for cause by the shareholders of the Corporation or of any Subsidiary Corporation, or by the Board of Directors of the Corporation or of a Subsidiary Corporation in the case of a consultant or advisor, all right to exercise the option(s) under the 2002 Plan shall terminate on the date when his or her directorship or engagement as a consultant or advisor ceases.

          (5) Option Price. The option price per share shall be determined in good faith by the Committee at the time an option is granted and shall be not less than 100 percent of the fair market value of a share of the Common Stock of the Corporation on the date of the grant. Each option shall provide that the optionee agrees that the option price per share is determined in good faith by the Committee at the time when that option is granted as not less than 100 percent of the fair market value of a share of the Common Stock of the Corporation on the date of the grant.

          (6) Payment of purchase price upon exercise. Each option shall provide that the purchase price of the shares for which an option may be exercised shall be paid in cash to the Corporation at the time of exercise.

          (7) Nontransferability. No option granted under the 2002 Plan shall be transferable other than by a will of an optionee or by the laws of descent and distribution. During his or her lifetime, an option shall be exercisable only by an optionee or by the optionee's attorney-in-fact or conservator, unless in the case of an incentive stock option, such exercise by the attorney-in-fact or conservator of the optionee would disqualify the option as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended.

          (8) Adjustments. Notwithstanding any other provision of the 2002 Plan, in the event of any change in the outstanding Common Stock of the Corporation by reason of any stock dividend, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares, rights offering to purchase the Common Stock at a price substantially below fair market value, or of any similar change affecting the Common Stock, the number and kind of shares which thereafter may be optioned and sold under the 2002 Plan and the number and kind of shares subject to option in outstanding option agreements and the purchase price per share thereof shall be appropriately adjusted consistent with such change in such manner as the Committee may deem equitable to prevent substantial dilution or enlargement of the rights granted to, or available for an optionee under the 2002 Plan.

          (9) No rights as a Shareholder. No optionee shall have any right as a shareholder with respect to any share subject to his or her option under the 2002 Plan prior to the date of issuance to him or her of a certificate for such share.

          (10) No rights to continued directorship or engagement as a Consultant or Advisor. The 2002 Plan and any option granted under the 2002 Plan shall neither confer upon any optionee any right with respect to continuance of any directorship or engagement as a consultant or advisor of the Corporation or of any Subsidiary Corporation, nor shall it interfere in any way with the right of the shareholders, or the board of directors of the Corporation or of a Subsidiary Corporation in the case of a consultant or advisor, to remove him or her at any time.

          (11) No rights to continued employment. The 2002 Plan and any option granted under the 2002 Plan shall neither confer upon any optionee any right with respect to continuance of employment by the Corporation or by any Subsidiary Corporation, nor shall it interfere in any way with the right of his or her employer to terminate his or her employment at any time.

          (12) Reorganization, Merger, Consolidation, Dissolution, Liquidation or Sale of Assets. Upon a reorganization in which the Corporation is not the surviving Corporation, all unexercised options under the 2002 Plan shall be canceled as of the effective date of the reorganization; provided, however, that the Committee shall give to an optionee, or the holder of the option(s) granted under the 2002 Plan, at least 15 days' written notice of the reorganization and during the period beginning when the optionee, or the holder of the option(s), shall have the right to exercise the unexercised option(s) under the 2002 Plan without regard to employment or directorship tenure requirements or installment exercise limitations, if any; provided further, however, that the option(s) may not be exercised after the period provided in either Section 5A or 5B of the 2002 Plan. For the purposes of the 2002 Plan, and any option agreement under the 2002 Plan, the term "reorganization" shall mean any merger, consolidation, sale of substantially all of the assets of the Corporation, or sale of the securities of the Corporation pursuant to which the Corporation is or becomes a wholly-owned subsidiary of another Corporation after the effective date of the reorganization.

          (13) Stock Restriction Agreement. The Corporation shall not be required to issue or deliver any shares of Common Stock upon the exercise of any option granted under the 2002 Plan until the optionee, or the holder of the option(s) becomes a signatory to a stock restriction agreement with respect to all of his or her Common Stock, including all shares presently owned or hereinafter acquired.

6.   COMPLIANCE WITH LAWS AND REGULATIONS

     The 2002 Plan, the grant and exercise of options under the 2002 Plan, and the obligation of the Corporation to sell and deliver shares under such options, shall be subject to all applicable federal and state laws and rules and regulations and to such approvals by any government or regulatory agency as may be required. The Corporation shall not be required to issue or deliver any certificates for shares of Common Stock prior to the completion of any registration or qualification or such shares under any federal or state law or any ruling or regulation of any governmental body which the Corporation shall, in its sole discretion, determine to be necessary or advisable.

7.   AMENDMENT AND DISCONTINUANCE

     The Committee may amend, suspend, or discontinue the 2002 Plan; provided, however, that no action of the Committee may (a) increase the number of shares reserved for options pursuant to Section 2 or (b) permit the granting of options which expire beyond the period provided for in Section 5B(7). Without the written consent of an optionee, no amendment or suspension of the 2002 Plan shall alter or impair any option previously granted to him or her under the 2002 Plan.

8.   EFFECTIVE DATE

     The effective date of the 2002 Plan is July 1, 2002. It is subject to the approval of the shareholders of the Corporation holding no less than a majority of the shares. Notwithstanding the foregoing, options may be granted by the Committee as provided by the terms of the 2002 Plan subject to such subsequent shareholder approval. No option shall be granted under the 2002 Plan after June 30, 2012.

9.   NAME OF THE 2002 PLAN

     The Plan shall be known as the "Hudson Valley Holding Corp. 2002 Stock Option Plan".

10.  EFFECT OF THE PLAN ON OTHER STOCK PLANS

     The adoption of the 2002 Plan shall have no effect on awards made or to be made pursuant to other stock plans covering directors, officers, or employees of the Corporation, any Subsidiary Corporation, a parent Corporation, or any predecessors or successors thereto.